STOCK PURCHASE AND SALE AGREEMENT

         THIS STOCK PURCHASE AND SALE AGREEMENT is made and entered into as of April 14, 1999 (as amended, supplemented or otherwise modified from time to time, this "Agreement"), by and between Samstock, L.L.C., a Delaware limited liability company ("Purchaser"), and Danielson Holding Corporation, a Delaware corporation (the "Company). All capitalized terms used and not otherwise defined herein have the meanings ascribed to them in Article X hereof.

         WHEREAS, the Company desires to issue and sell to Purchaser, and Purchaser desires to purchase from the Company, (i) 2,000,000 newly issued shares (such 2,000,000 newly issued shares, collectively the "Shares") of Common Stock in the aggregate, representing as of the date hereof approximately 9.43% of the Fully Diluted Common Stock and approximately 11.38% of the outstanding Common Stock (after giving effect to the sale and issuance of the Shares), and
(ii) a warrant (the "Warrant") in the form of Exhibit A hereto to purchase an additional 2,000,000 shares of Common Stock in the aggregate (such additional 2,000,000 shares of Common Stock in the aggregate issuable from time to time upon exercise of the Warrant, collectively the "Warrant Shares"), representing as of the date hereof approximately 9.43% of the Fully Diluted Common Stock, all upon the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises, representations and warranties and the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:


                                    ARTICLE I

                     PURCHASE AND SALE OF SHARES AND WARRANT

         1.1 Purchase and Sale. Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, at the Closing, the Company shall issue and sell to Purchaser and Purchaser shall purchase from the Company the Shares and the Warrant, in each case free and clear of all Liens.

         1.2 Consideration. Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, at the Closing, Purchaser shall pay to the Company Nine Million Dollars ($9,000,000) in the aggregate (the "Purchase Price") for the Shares and the Warrant.


                                   ARTICLE II

                                   THE CLOSING

         2.1 Time and Place. Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, the closing of the issuance and sale of the Shares and the Warrant contemplated by this Agreement (the "Closing") shall take place at the offices of Rosenberg & Liebentritt, P.C., Two North Riverside Plaza, Chicago, Illinois at 10:00 a.m. (local time) on the third business day following the date on which all of the conditions hereunder have been satisfied or waived, or at such other place or time as Purchaser and the Company may agree. The date and time at which the Closing actually occurs is hereinafter referred to as the "Closing Date."

         2.2 Deliveries by the Company. At the Closing, the Company shall deliver the following to Purchaser:

         (a) escrow receipts evidencing Purchaser's beneficial ownership of the Shares, dated as of the Closing Date, in accordance with Section 5.2(a), of the Company's Certificate of Incorporation;

         (b) the Warrant, dated as of the Closing Date, in the name of Purchaser;

         (c) an opinion of Zukerman Gore & Brandeis, LLP substantially in the form attached hereto as Exhibit B; and

         (d) all other documents, instruments and writings reasonably required to be delivered by the Company at or prior to the Closing Date in connection with this Agreement.

         2.3 Deliveries by Purchaser. At the Closing, Purchaser shall deliver the following to the Company:

         (a) the Purchase Price by interbank transfer of federal funds to one or more accounts designated in a writing delivered by the Company to Purchaser no less than two (2) business days prior to the Closing Date or by such other means as may be agreed upon in writing by the Company and Purchaser;

         (b) an opinion letter from Rosenberg & Liebentritt, P.C., counsel to Purchaser, in substantially the form attached hereto as Exhibit C; and

         (c) all other documents, instruments and writings reasonably required to be delivered by Purchaser at or prior to the Closing Date in connection with this Agreement.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents, warrants and covenants to Purchaser on the date of this Agreement and again on the Closing Date, which representations, warranties and covenants shall survive the Closing until the Survival Date (as hereinafter defined), as follows:

         3.1 Organization and Qualification. Each of the Company and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to carry on its business as it is now being conducted. Each of the Company and each Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction (including any foreign country) where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so qualified or licensed or in good standing which would not, individually or in the aggregate, have a Material Adverse Effect.

         3.2 Certificate of Incorporation and Bylaws. The Company has heretofore made available to Purchaser a complete and correct copy of the certificates of incorporation of the Company and each Subsidiary and the bylaws of the Company and each Subsidiary as currently in effect (collectively, the "Organizational Documents"). Such Organizational Documents are in full force and effect, and no other organizational documents are applicable to or binding upon the Company or any Subsidiary (including, without limitation, any joint venture, investment or other agreement). Neither the Company nor any Subsidiary is in violation of any of the provisions of its Organizational Documents in any material respect or in any respect (whether or not material) which could reasonably be expected to result in a Material Adverse Effect.

         3.3      Capitalization; Subsidiaries.

         (a) The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. As of the date hereof, (i) 15,586,994 shares of Common Stock were issued, 15,576,276 shares of Common Stock were outstanding and 10,718 shares of Common Stock were held in the treasury of the Company, all of which shares were validly issued, fully paid and nonassessable, (ii) no shares of Preferred Stock were issued or outstanding, and
(iii) other than 10,718 shares of Common Stock, no Equity Securities were held in the treasury of the Company.

         (b) As of the date hereof and the Closing Date and after giving affect to the sale of the Shares, the Shares represent, or shall represent, approximately 9.43% of the Fully Diluted Common Stock and approximately 11.38% of the outstanding shares of Common Stock. As of the date hereof and the Closing Date, the Warrant Shares represent, or shall represent, approximately 9.43% of the Fully Diluted Common Stock.

         (c)  Except as set forth  above in  Section  3.3(a) and as set forth in
Schedule 3.3(c) hereto, there are no outstanding Equity Securities of the Company. Schedule 3.3(c) includes a true and correct table summarizing all outstanding stock options, warrants and other rights to acquire Equity Securities of the Company or any Subsidiary (other than the Warrant), including the identity of the holder, the number of shares covered, the vesting schedule therefor, the exercise price therefor, and the termination date therefor.

         (d) Attached as Schedule 3.3(d) hereto is a true, correct and complete organization chart identifying the Company, each direct or indirect Subsidiary and the ownership of each such entity. Each of the outstanding shares of capital stock of each Subsidiary is duly authorized, validly issued, fully paid and nonassessable, and all such shares are owned by the Company, directly or indirectly through other wholly-owned Subsidiaries, as represented in Schedule 3.3(d), free and clear of all Liens, and there are no outstanding Equity Securities of any Subsidiary other than such shares. The Company does not own, directly or indirectly, any capital stock or other equity interest in any Person other than the Subsidiaries identified or as otherwise identified on Schedule 3.3(d). No Subsidiary engaged in the insurance business is commercially domiciled in any jurisdiction other than its jurisdiction of incorporation.

         3.4      The Shares and the Warrant.

         (a) Upon payment of the Purchase Price at the Closing, Purchaser will acquire good and marketable title to the Shares, free and clear of all Liens. Upon payment of the Purchase Price, the Shares shall be validly issued, fully paid and nonassessable.

         (b) Upon payment of the Purchase Price at the Closing, Purchaser will acquire good and marketable title to the Warrant, free and clear of all Liens. Upon exercise of the Warrant, in whole or, from time to time, in part, and upon payment of the exercise price therefor, all in accordance with the terms of the Warrant, Purchaser will acquire good and marketable title to the Warrant Shares, free and clear of all Liens, and such Warrant Shares shall be validly issued, fully paid and nonassessable.

         3.5 Power and Authority. The Company has all necessary corporate power and authority to execute and deliver this Agreement, the Investment Agreement, the Warrant and all other documents, instruments and other writings to be executed and/or delivered by or on behalf of the Company to Purchaser or any of its representatives in connection with the transactions contemplated hereby or thereby (collectively, the "Company Transaction Documents"), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, except that the Proxy Proposals require shareholder approval as referenced in Section 3.23(b). The execution, delivery and performance of each of the Company Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly and validly authorized by the Board of Directors of the Company (the "Board"), and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of the Company Transaction Documents or the consummation of the transactions contemplated hereby and thereby, except that the Proxy Proposals require shareholder approval as referenced in Section 3.23(b).

         3.6 No Conflict; Required Filings and Consents. The execution, delivery and performance of the Company Transaction Documents by the Company do not and will not: (a) conflict with or violate the Organizational Documents of the Company or any Subsidiary; (b) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any Subsidiary or by which its or any of their respective properties are bound or affected which could reasonably be expected to have a Material Adverse Effect;
(c) require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity (other than (i) any filing required under Section 13(a) or (d), 14, 15(d) or 16(a) of the Exchange Act,
(ii) the Purchaser Insurance Filings and Consents, or (iii) with respect to the exercise of the Warrant, the filing of the HSR Report and the expiration or termination of the applicable waiting period under the HSR Act) or any securities exchange including AMEX (except that the Company must and shall as soon as practicable notify AMEX of this transaction and take all action necessary to cause the Shares and Warrant Shares to be, and the Shares and the Warrant Shares must be, listed and approved by AMEX), except where the failure to obtain or effect the same would not have a Material Adverse Effect; or (d) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) or result in the loss by the Company or any Subsidiary of a material benefit under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Company or any Subsidiary pursuant to, any Contract, Permit or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties are bound or affected which could reasonably be expected to have a Material Adverse Effect.

         3.7 Employment, Consulting and Severance Agreements and Related Matters. Except as set forth in Schedule 3.7 hereto:

         (a) There are no Employment, Consulting or Severance Agreements to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective assets may be bound, and no present or former employee, officer, director, consultant, independent contractor or other agent of the Company or any Subsidiary is a party to or the beneficiary of any such Employment, Consulting or Severance Agreements.

         (b) The execution and delivery of this Agreement or the other Company Transactions Documents and the consummation of the transactions contemplated hereby and thereby: (i) do not and will not result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) or result in the loss by the Company or any Subsidiary of a material benefit under, or give rise to any right of termination, amendment, acceleration or cancellation of any Employment, Consulting or Severance Agreement; or (ii) do not and will not give rise to any obligation on the part of the Company or any Subsidiary to pay or provide any Severance Payment.

         3.8 Compliance; No Violation. Each of the Company and each Subsidiary is in compliance with, and is not in default or violation of, (i) its respective Organizational Documents, and (ii) all Contracts, Permits and other instruments or obligations to which any of them are a party or by which any of them or any of their respective properties may be bound or affected, except, in the case of clause (ii), for any such failures of compliance, defaults and violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         3.9      Insurance Regulatory Compliance and Related Matters.

         (a) The statutory Annual Statements of the Company and each Subsidiary for the year ended December 31, 1998, together with all exhibits and schedules thereto, and financial statements relating thereto, and any actuarial opinion, affirmation or certification filed in connection therewith, and all Insurance Reports, with respect to the Company and each of its Subsidiaries, in each case as filed with the applicable Insurance Regulator of its jurisdiction or domicile, in every jurisdiction in which it holds a certificate of authority or in any other jurisdiction as otherwise required, were timely filed and were prepared in all material respects in conformity with SAP, applied on a consistent basis, and present fairly, in all material respects, to the extent required by and in conformity with SAP, the admitted assets, liabilities, capital and surplus, cash flow, other funds liability for unpaid losses and loss adjustment expenses and unearned premiums, of the Subsidiaries at such date and the results of operations, changes in capital and surplus and cash flow of each such entity for such period, and were correct in all material respects when filed and there were no material omissions therefrom when filed. The reserves for unpaid losses and loss adjustment expenses included therein have been estimated in accordance with generally accepted actuarial standards and in accordance with SAP. Except as set forth on Schedule 3.9(a), no Insurance Regulator has given any written notice of any deficiency or violation of any applicable statute, law, ordinance, rule, order or regulation of any

Governmental Entity which deficiency or violation would have a Material Adverse Effect. Each of the Company and its Subsidiaries has filed with Insurance Regulators all Insurance Reports required to be filed under the insurance and other laws of its state of domicile and in each state where it holds a certificate of authority except where such failure to file, individually or in the aggregate, would not have a Material Adverse Effect. Schedule 3.9(a) sets forth all reports of examination issued by any Insurance Regulator with respect to the Company or any of its Subsidiaries since January 1, 1996. The Company and its Insurance Subsidiaries have resolved all material issues raised in such reports to the satisfaction of the issuer thereof.

         (b) Schedule 3.9(b) identifies all in force Subsidiary Reinsurance Agreements. Each Subsidiary Reinsurance Agreement is in full force and effect, enforceable in accordance with the terms thereof, and neither the Company nor any Subsidiary is in default under or breach of any of the provisions of any Subsidiary Reinsurance Agreements and, except as set forth on Schedule 3.9(b), there is no event that has occurred which, with the passage of time or the giving of notice, or both, would create a default or breach by the Company or any such Subsidiary thereunder, except to the extent that any such default or breach would not have a Material Adverse Effect. The execution and delivery of this Agreement or the other Company Transactions Documents and the consummation of the transactions contemplated hereby and thereby including the issuance and sale of the Shares and Warrant or the exercise of the Warrant or the sale and issuance of Warrant Shares upon exercise of the Warrant do not and will not result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) or result in the loss by the Company or any Subsidiary of a material benefit under, or give rise to any right of termination, amendment, acceleration or cancellation of any Subsidiary Reinsurance Agreement. None of the Company, any Subsidiary or any reinsurer under any Subsidiary Reinsurance Agreement has given any notice of termination with respect to any such arrangement or treaty, and there is no dispute other than those that occur in the ordinary course of business, under any such arrangement or treaty regarding the liability for any claim against the Company or any Subsidiary by its insureds that is covered by any such arrangement or treaty, which if adversely determined would, individually or in the aggregate, have a Material Adverse Effect.

         (c) All insurance products offered and sold by the Company or any Subsidiary, complied when offered, issued, and sold, in all material respects with the provisions of all applicable laws and regulations. All policies, bonds or contracts of insurance issued by the Company or any Subsidiary, as currently in force, are to the extent required under applicable law, on forms approved by Insurance Regulators or other appropriate Governmental Entities or which have been filed and not objected to by such authorities within the period provided for objection, and all such insurance in force is valid and binding upon the Company or its Subsidiaries, in accordance with the terms of such policies, bonds and contracts. All premium rates required to be filed with or approved by Insurance Regulators have been so filed, approved or not objected to within the period provided for objection and all premiums charged, conform thereto.

         (d) Neither the Company nor any Subsidiary has advertised or used any sales promotional materials in connection with the offer and sale of insurance products that does not comply with applicable laws, except where any such practice would not have a Material Adverse Effect.

         (e) Neither the Company nor any of its Insurance Subsidiaries has empowered any independent agent with the authority to bind it to any insurance or reinsurance contract or any amendment or endorsement thereto, whether known as or acting as managing general agent or otherwise, with the exception of the authority granted to the agents of the Company or its Insurance Subsidiaries pursuant to their respective Agency Agreements. Each Agency Agreement is in full force and effect, enforceable in accordance with the terms thereof, and neither the Company nor any Subsidiary is in default under or breach of any of the provisions of any Agency Agreements, and there is no event that has occurred (or to the Company's knowledge that is likely to occur) which, with the passage of time or the giving of notice, or both, would create a default or breach by the Company or any such Subsidiary thereunder, except to the extent that any such default or breach would not have a Material Adverse Effect. None of the Company, any Subsidiary or any agent under any Agency Agreement has given any notice of termination with respect to any such arrangement.

         (f) The execution, delivery and performance of the Purchaser Transaction Documents by any Person acquiring the Shares and Warrant as contemplated by this Agreement, does not and will not: (i) conflict with or violate any insurance law, statute, rule, regulation or policy of any jurisdiction, (collectively, "Purchaser Insurance Regulations") applicable to any Person acquiring the Shares and Warrant Shares as contemplated by this Agreement; and (ii) except as specified in Schedule 3.9(f) hereto, require any consent, approval, authorization or permit of, action by, filing with or notification to, any Insurance Regulator (all such consents, approvals, authorizations, permits, actions, filings and notifications, collectively, "Purchaser Insurance Filings and Consents").

         (g) Except as set forth on Schedule 3.9(g) hereto, each of the Company and each Subsidiary is in compliance with all statutes, laws, regulations, rules, injunctions, decrees, permits, orders and licenses to which it is subject, including, without limitation, laws, statutes, rules, regulations, permits, and orders of or issued or administered by Insurance Regulators governing their businesses, including, without limitation, development and marketing of insurance products, the licensure or registration of agents and brokers and the execution and performance of reinsurance agreements, except where such failure to comply would not have a Material Adverse Effect, and has received no notice of any alleged violation of any such law, statute, rule, regulation, injunction, decree, permit, order or license.

         (h) Schedule 3.9(h) contains a complete and accurate list and description of all certificates of authority, licenses and permits held by each insurance Subsidiary, which certificates of authority, licenses and permits constitute all authority necessary to the lawful conduct of each such Subsidiary's business as currently contemplated, and are in full force and effect. Neither the Company nor any Subsidiary is aware of or has received any notice from any Insurance Regulator indicating any problem with, or condition or limitation on, any certificate of authority, license or permit, including without limitation, any condition or limitation that could restrict or prohibit the use thereof upon the consummation of the transactions contemplated hereby.

         (i) Schedule 3.9(i) sets forth a complete and accurate list and description of each registration, filing, application, notice, transfer, consent, approval, order, qualification or waiver (each a "Required Consent") known to the Company to be required to be obtained by the Company or a Subsidiary by virtue of the execution of this Agreement or the consummation of the transactions contemplated hereby (a) to avoid the loss of any certificate of authority or of any license or permit or the violation of any law or regulation or any order to which the Company or a Subsidiary is subject or by which any of their assets may be bound, or to prevent the possibility of a termination or impairment of any contract or reinsurance agreement disclosed or referred to in Schedule 3.9(i), (b) to enable the transfer of valid and marketable title to the Shares to Purchaser, (c) to enable the Company and each Subsidiary to continue their respective businesses after the Closing as conducted prior to the Closing, or
(d) to continue after the Closing the agreements of the reinsurers of each Subsidiary to provide reinsurance.

         3.10     SEC Documents; Undisclosed Liabilities.

         (a) The Company has filed with the SEC all required reports, schedules, forms, proxy, registration and other statements and other documents (collectively, the "SEC Documents"). As of the date of this Agreement, the last SEC Document filed by the Company was the Company's Annual Report on Form 10-K for the year ended December 31, 1998. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. As of their respective filing dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by a later SEC Document filed and publicly available prior to the Closing Date, the circumstances or bases for which modifications or supersessions have not and will not individually or in the aggregate result in any material liability or obligation on behalf of the Company under the Securities Act, the Exchange Act, the rules promulgated under the Securities Act or the Exchange Act, or any federal, state or local anti-fraud, blue-sky, securities or similar laws. The consolidated financial statements of the Company included in the SEC Documents (as amended or supplemented by any later filed SEC Document filed and publicly available prior to March 31, 1999), comply as to form in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in notes thereto) and fairly present the consolidated financial position of the Company and the Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Other than liabilities and obligations reflected or reserved against in the consolidated financial statements of the Company and its consolidated Subsidiaries included in the Company's Annual Report on Form10-K for the year ended December 31, 1998, or incurred since the date of the balance sheet included in such financial statements in the ordinary course of business which are not individually or collectively material to the Company and the Subsidiaries taken as a whole, and except as set forth in the SEC Documents (which includes, without limitation, descriptions of the uncertainties involved in determining reserve for insurance payments), neither the Company nor any Subsidiary has any obligation or liability of any nature whatsoever (direct or indirect, matured or unmatured, absolute, accrued, contingent or otherwise) either (i) required by GAAP to be set forth on a consolidated balance sheet of the Company and the Subsidiaries or in the notes thereto or (ii) which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect whether or not required by GAAP to be provided for or reserved against on a balance sheet prepared in accordance with GAAP.

         (b) At the date the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholders' Meeting, the Proxy Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (other than with respect to information concerning Purchaser provided by Purchaser in writing to the Company specifically to be included in the Proxy Statement as to which the Company makes no representation). The Proxy Statement shall comply in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder except that the Company makes no representation, warranty or covenant with respect to any written information supplied by Purchaser specifically for inclusion in the Proxy Statement.

         3.11 Absence of Certain Changes or Events. Except as disclosed in the SEC Documents, since December 31, 1998, the Company and the Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice, and there has not occurred any event, condition, circumstance, change or development (whether or not in the ordinary course of business) that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth on Schedule 3.11 hereto or as disclosed in any SEC Documents and publicly available prior to March 31, 1999, since December 31, 1998, there has not been (i) any change by the Company in its accounting methods, principles or practices, (ii) any revaluation by the Company of any of its or any Subsidiary's material assets, other than in the ordinary course of business consistent with past practice, (iii) any entry outside the ordinary course of business by the Company or any Subsidiary into any commitments or transactions material, individually or in the aggregate, to the Company and the Subsidiaries taken as a whole, (iv) any declaration, setting aside or payment of any dividends or distributions in respect of the shares of Common Stock or, any redemption, purchase or other acquisition of any of its securities, (v) any grant or issuance of any Equity Securities of the Company or any Subsidiary; or
(vi) any increase in, establishment of or amendment of any Employment, Consulting or Severance Agreement, bonus, insurance, deferred compensation, pension, retirement, profit sharing, stock option (including without limitation the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan or agreement or arrangement, or any other increase in the compensation payable or to become payable to any present or former directors, officers or employees of the Company or any Subsidiary, except for increases in compensation in the ordinary course of business consistent with past practice.

         3.12 Absence of Litigation; Compliance. Except as set forth on Schedule
3.12 hereto or as disclosed in any SEC Documents filed with the SEC and publicly available prior to March 31, 1999, there are no suits, claims, actions, proceedings or investigations pending or, to the Company's knowledge, overtly threatened against the Company or any Subsidiary, or any properties or rights of the Company or any Subsidiary, including, without limitation before any arbitrator or Governmental Entity that (i) if determined adversely to the Company or any Subsidiary could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (ii) seek to delay or prevent the consummation of the transactions contemplated by this Agreement. Neither the Company nor any Subsidiary nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree, determination or award having, or which in the future could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or could prevent or delay the consummation of the transactions contemplated by this Agreement or any other Transaction Document. Neither the Company nor any Subsidiary is in violation of, nor has the Company or any Subsidiary violated, any applicable provisions of any Contract, Permit or other instrument or obligations to which the Company or any Subsidiary is a party or by which the Company, any Subsidiary or any of their respective properties are bound or affected except for any such violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in any SEC Documents filed with the SEC and publicly available prior to March 31, 1999, the Company and its Subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity (including, without limitation, with respect to employment and employment practices, immigration laws relevant to employment, and terms and conditions of employment and wages and hours) except for any failure to comply which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in any SEC Documents filed with the SEC and publicly available prior to March 31, 1999, no investigation by any Governmental Entity with respect to the Company or any Subsidiary is pending or, to the best of the Company's knowledge, threatened.

         3.13     Employee Benefit Plans.

         (a) The Company has made available or delivered to Purchaser copies (or if the same do not exist in written form, descriptions) of each material formal, informal, oral or written bonus, deferred compensation, incentive compensation, stock purchase, stock option, restricted stock purchase or other issuance, severance or termination pay, hospitalization or other medical, life or other insurance (or similar self-insurance), supplemental unemployment benefits, profit-sharing, employee stock ownership, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement whether for the benefit of present or former officers, employees, agents, directors or independent contractors of the Company or any Subsidiary or any ERISA Affiliate, sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of Section 4001(b) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 414(b) or (c) of the Code (collectively, the "Plans"). Each of the Plans that is an "employee benefit plan," as that term is defined in
Section 3(3) of ERISA and subject thereto is collectively referred to herein as "ERISA Plans."

         (b) No material liability under Title IV of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring a material liability under such Title, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC") (which premiums have been paid when due). To the extent this representation applies to sections 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to each ERISA Plan but also with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which the Company or any ERISA Affiliate made, or was required to make, contributions during the five-year period ending on the Closing Date. Neither the Company nor any ERISA Affiliate is required to contribute to a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or has withdrawn from any multiemployer plan where such withdrawal has resulted or would result in any "withdrawal liability" (within the meaning of Title IV of ERISA) that has not been fully paid.

         (c) The PBGC has not instituted proceedings to terminate any ERISA Plan and no condition exists that presents a material risk that such proceedings will be instituted.

         (d) Neither the Company nor any ERISA Affiliate, nor any ERISA Plan, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which the Company or any ERISA Affiliate, any ERISA Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any ERISA Plan or any such trust could reasonably be subject to either a material civil penalty assessed pursuant to section 409 or 502(i) of ERISA or a material tax imposed pursuant to section 4975 or 4976 of the Code.

         (e) No ERISA Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each ERISA Plan, which could reasonably be expected to result in a material liability to the Company; and all contributions required to be made with respect thereto (whether pursuant to the terms of any ERISA Plan or otherwise) have been timely made.

         (f) Each Plan has been operated and administered in accordance with its terms and applicable law in all material respects, including, but not limited to, ERISA and the Code. No Plan is subject to any material dispute or proceeding other than relating to a routine claim for benefits.

         (g) There are no material pending or (to the knowledge of the Company) threatened claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

         (h) To the knowledge of the Company, no fact exists that could reasonably be expected to result in the disqualification of any Plan that is intended to be qualified under Section 401(a) of the Code.

         3.14 Tax Matters. Since August 15, 1990, each of the Company and the Subsidiaries has filed all Tax Returns, or requests for extensions to file Tax Returns, which the Company and the Subsidiaries were required to have filed on or before the date hereof, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. All Tax Returns filed by the Company or the Subsidiaries are complete and accurate, except where the failure to be complete and accurate could not reasonably be expected to have a Material Adverse Effect. The Company and the Subsidiaries have paid (or the Company has paid on behalf of the Subsidiaries) or has made adequate provision for the payment of all Taxes shown as due on such Tax Returns and reflected in the most recent financial statements contained in the SEC Documents for all taxable periods and portions thereof accrued through the date of such financial statements, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. No deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any Subsidiary that are not adequately reserved for, pursuant to such Tax Returns or pursuant to any assessment received with respect thereto. Neither the Company nor any Subsidiary has been notified, or otherwise has knowledge, of any pending audit or examination of any Tax Return of the Company or any Subsidiary by any Governmental Entity, nor has the Company or any Subsidiary received written notice of any such audit or examination and there are no unexpired waivers or agreements for the extension of time for the assessment of taxes on the Company or any Subsidiary or extension of any statute of limitations with respect to any Taxes, and there are no pending, nor has the Company or any Subsidiary received any written notice of any threatened, actions, proceedings or investigations by any Governmental Entity with respect to Taxes.

         3.15 Environmental Matters. To the best knowledge of the Company, none of the Company or any Subsidiary (including, without limitation, their respective assets) is in violation of any Environmental Laws or Environmental Permits. To the best knowledge of the Company, the Company and each Subsidiary possesses and is in compliance with all Environmental Permits which are required for the operation of their respective businesses, except where the failure to possess or comply with such Environmental Permits could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. During the last five years, none of the Company or any Subsidiary has received any notice, citation, inquiry or complaint of any alleged violation by any of them of any Environmental Law or Environmental Permit

         3.16 Labor Matters. (a) neither the Company nor any Subsidiary is engaged in any unfair labor practice; (b) there is no unfair labor practice charge or complaint against the Company or any Subsidiary pending before the National Mediation Board, the National Labor Relations Board, or any comparable state or local agency, (c) there is no (x) labor strike, material dispute, slow down or stoppage actually pending or, to the knowledge of the Company, threatened against or involving the Company or any Subsidiary, or (y) material labor grievance or pending arbitration involving the Company or any Subsidiary;
(d) neither the Company nor any Subsidiary has experienced any work stoppage or other material labor difficulty during the three-year period prior to the date of this Agreement; (e) there are no collective bargaining agreements, union contracts or similar types of agreements by which the Company or any Subsidiary is bound or covered; (f) there are no union representation petitions pending before the National Labor Relations Board, and no union within the past three years has sought or demanded recognition by the Company or any Subsidiary; and
(g) there is no union organizing activity, to the knowledge of the Company, currently in progress involving the Company or any Subsidiary.

         3.17 Real Property. None of the Company or any Subsidiary owns, or has any option to purchase, any real property.

         3.18 Material Contracts; Defaults. Schedule 3.18 hereto sets forth a correct and complete list of all material Contracts (other than Employment, Consulting or Severance Agreements and insurance contracts) to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective assets may be bound (the "Material Contracts"), including, without limitation, any such Contracts (a) involving the expenditure (or the transfer of assets or services) by any party thereto in an aggregate amount or with an aggregate value in excess of $100,000 in any year, (b) which do not by their terms expire and are not subject to termination (without penalty to the Company or any Subsidiary) within six (6) months from the date of execution and delivery thereof, or (c) to which any director or officer of the Company or any Subsidiary or any holder of more than 5% of the outstanding Common Stock or any of their respective Affiliates is a party. The Company has made available or delivered to Purchaser correct and complete copies of all Material Contracts. Neither the Company nor any Subsidiary is, or has received any notice or has any knowledge that any other party is, in default in any respect under any Material Contract, except for those defaults which would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default by the Company or any Subsidiary or, to the Company's knowledge, by any other party. To the Company's knowledge, no party to any Material Contract has threatened to terminate such Material Contract (or modify such Material Contract in a manner detrimental to the Company or any Subsidiary).

         3.19 Intellectual Property. The Company and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens) all patents, trademarks, trade names, service marks, service names, copyrights, technology, know-how, trade secrets, processes and computer software (including, without limitation, all documentation and source and object codes with respect to such software) used in or necessary for the conduct of its business as currently conducted which are material to the business, operations, assets, prospects, financial condition or results of operations of the Company and its Subsidiaries taken as a whole. To the Company's knowledge, the use of such patents, trademarks, trade names, copyrights, technology, know-how, trade secrets, processes and computer software (including, without limitation, all documentation and source and object codes with respect to such software) by the Company and its Subsidiaries does not infringe or otherwise violate the rights of any person. To the Company's knowledge, no person is infringing any right of the Company or any Subsidiary with respect to any such patents, trademarks, trade names, copyrights, technology, know-how, processes or computer software (including, without limitation, all documentation and source and object codes with respect to such software). The Company and each of its Subsidiaries is Year 2000 Compliant, except where the failure to be Year 2000 Compliant could not reasonably be expected to have a Material Adverse Effect.

         3.20 Insurance. The Company has heretofore made available to Purchaser copies of all policies or binders of fire, liability, product liability, worker's compensation, vehicular and other insurance bonds that insure the operations of the Company and the Subsidiaries. Such policies include all policies that are required in connection with the operation of the businesses of the Company and the Subsidiaries, as presently conducted, by applicable laws or regulations or by the terms of any Contract to which the Company or any Subsidiary is a party or by which any of their respective assets is bound. The policies concerning such insurance are in full force and effect and no notice of cancellation or termination has been received by the Company or any Subsidiary with respect to any such policy. There are no outstanding unsettled claims under any such policy or binder that individually, or in the aggregate, exceed the coverage of any such policy or binder. There is no failure by the Company or any Subsidiary to pay premiums when due, and there is no material inaccuracy in any application for such policies or binders. Neither the Company nor any Subsidiary has received any notice of cancellation or nonrenewal of any such policy or binder. Neither the Company nor any Subsidiary has received any notice from any carrier of such insurance that any insurance premiums will be materially increased in the future or that any such insurance coverage will not be available in the future on substantially the same terms as now in effect.

         3.21 Permits. The Company and the Subsidiaries have all Permits required by law or governmental regulations from all applicable Governmental Entities that are necessary to operate their respective businesses as presently conducted and all such Permits are in full force and effect, except where the failure to have any such Permits in full force and effect could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in default under, or in violation of or noncompliance with, any of such Permits, except for any such default, violation of or noncompliance which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Upon consummation of the transactions contemplated by this Agreement, each such Permit will remain in full force and effect and will not create a right of any other person to terminate or revoke, modify or condition such Permit based on such consummation.

         3.22 Related Party Transactions. Except as disclosed in any SEC Documents filed with the SEC and publicly available prior to March 31, 1999, no director or officer of the Company or any Subsidiary or holder of more than 5% of the outstanding Common Stock or any of their respective Affiliates or any Affiliate of the Company or any Subsidiary (i) has borrowed any monies from or has outstanding any indebtedness or other similar obligations to the Company or any Subsidiary in excess, individually or in the aggregate, of $100,000; (ii) owns more than a 5% equity interest in, or is a director, officer, employee, partner, Affiliate or associate of, or consultant or lender to, or borrower from, or has the right to participate in the management, operations or profits of, any person which is a competitor, supplier, customer, creditor, or debtor of the Company or any Subsidiaries; or (iii) is otherwise a party to any contract, arrangement or understanding with the Company or any Subsidiary with an aggregate value or amount in excess of $100,000, in all cases other than travel and other expenses and reimbursements, company car charges and other similar transactions which are customary in amount and in the ordinary course of business.

         3.23     Vote Required.

         (a) No vote of the holders of any class or series of capital stock or other Equity Securities of the Company or any Subsidiary is required to approve or effect this Agreement or the transactions contemplated hereby, including, without limitation, under applicable law, AMEX regulations, the Organizational Documents, any Contract or any Permit, except that the Proxy Proposals require shareholder approval as referenced in Section 3.23(b).

         (b) The affirmative vote of the holders of no more than a majority of the outstanding shares of Common Stock is the only vote of the holders of any class or series of capital stock or other Equity Securities of the Company necessary to approve the Proxy Proposals.

         3.24 Takeover Status. No "fair price", "moratorium", "control share acquisition" or other similar anti-takeover statute or regulation enacted under state or federal laws or applicable stock exchange rules or regulations, including, without limitation, Section 203 of the Delaware General Corporation Law, applicable to the Company or any Subsidiary is applicable to the transactions contemplated hereby or by any other Transaction Document, taken individually or in the aggregate.

         3.25 Compliance with Securities Laws. The Company has not taken, and will not take, any action which would subject the issuance and sale of the Shares, the Warrant and/or the Warrant Shares pursuant to this Agreement to the provisions of Section 5 of the Securities Act, or violate the registration or qualification provisions of any securities or blue sky laws of any applicable jurisdiction, and, based in part on the representations of Purchaser in Section 4.5, the sale of the Shares and the Warrant pursuant to this Agreement and the issuance of the Warrant Shares from time to time upon exercise of the Warrant complies with all applicable requirements of applicable federal and state securities and blue sky laws.

         3.26 Reporting Company; Form S-3. The Company is subject to the reporting requirements of the Exchange Act and its Common Stock is registered under Section 12 of the Exchange Act. The Company is eligible to register for resale shares of its Common Stock to be sold by parties other than the Company on a registration statement on Form S-3 under the Securities Act.

         3.27 Trading on AMEX. The Company's Common Stock is listed for trading on AMEX, and the trading in the Company's Common Stock on AMEX has not been suspended as of the date hereof and as of the Closing Date.

         3.28 Brokers. No broker, finder, or investment banker or other Person is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by the Company Transaction Documents based upon arrangements made by or on behalf of the Company.

         3.29 Accuracy. All of the representations, warranties, understandings and acknowledgments that the Company has made herein are true and correct in all material respects as of the date of the execution hereof.

         3.30 Use of Proceeds. The Company agrees that the Purchase Price and the proceeds, if any, paid to the Company upon exercise of the Warrant shall be retained as direct assets of the Company and such proceeds shall not be transferred or attributed in any way, directly or indirectly, to any Insurance Subsidiary.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents, warrants and covenants to the Company on the date of this Agreement and again on the Closing Date, which representations and warranties shall survive the Closing, as follows:

         4.1 Organization. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

         4.2 Authority Relative to This Agreement. Purchaser has the limited liability company power and authority to execute and deliver this Agreement, the Investment Agreement and all other documents, instruments and other writings to be executed and/or delivered by or on behalf of Purchaser to the Company or any of its representatives in connection with the transactions contemplated hereby or thereby (collectively, "Purchaser Transaction Documents"), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of each of the Purchaser Transaction Documents by Purchaser and the consummation by Purchaser of the transactions contemplated hereby and thereby have been duly authorized by the managing member of Purchaser, and no other limited liability company proceedings on the part of Purchaser are necessary to authorize the execution, delivery and performance of the Purchaser Transaction Documents or the transactions contemplated hereby or thereby. Each of the Purchaser Transaction Documents has been duly executed and delivered by Purchaser, and, assuming due authorization, execution and delivery by the

Company, constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser, in accordance with its terms.

         4.3 No Conflict; Required Filings and Consents. The execution, delivery and performance of the Purchaser Transaction Documents by Purchaser, does not and will not: (a) conflict with or violate the organizational documents of Purchaser; (b) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Purchaser, or by which any of its properties are bound or affected (other than with respect to Purchaser Insurance Regulations or Purchaser Insurance Filings and Consents); (c) require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity (other than any filing (i) required under Section 13(a) or (d), 14, 15(d) or 16(a) of the Exchange Act, (ii) with respect to Purchaser Insurance Regulations or Purchaser Insurance Filings and Consents or (iii) with respect to the exercise of the Warrant, the filing of the HSR Report and the expiration or termination of the applicable waiting period under the HSR Act); (d) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) or result in the loss of a material benefit under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the property or assets of Purchaser, pursuant to, any Contract, Permit or other instrument or obligation to which Purchaser is a party or by which Purchaser, or any of its properties are bound or affected; or (e) to Purchaser's knowledge, conflict with or violate any Purchaser Insurance Regulations or require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity other than any Purchaser Insurance Filings and Consents, except, in the case of clauses (b), (c), (d) and (e), for any such conflicts, violations, breaches, defaults or other occurrences which could not, individually or in the aggregate, reasonably be expected to impair or delay the ability of Purchaser to perform its obligations under this Agreement.

         4.4 Brokers. No broker, finder, investment banker or other person is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by the Purchaser Transaction Documents based upon arrangements made by or on behalf of Purchaser.

         4.5 Investment Intent. Purchaser represents and warrants that the Shares and the Warrant (and the Warrant Shares issuable upon the exercise of the Warrants) are being purchased or acquired solely for Purchaser's own account, for investment purposes only and not with a view towards the distribution or resale to others. Purchaser acknowledges, understands and appreciates that the Shares, the Warrant and the Warrant Shares have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act which depends, in large part, upon the Purchaser's representations as to investment intention, investor status and related and other matters set forth herein. Purchaser understands that, in the view of the United States Securities and Exchange Commission (the "SEC"), among other things, a purchase with a present intent to distribute or resell would represent a purchase and acquisition with an intent inconsistent with its representation to the Company, and the SEC might regard such a transfer as a deferred sale for which the registration exemption is not available. The Purchaser agrees and consents to the placement of a legend on the certificate(s) representing the Shares purchased hereunder (and upon the Warrant Shares) stating that such securities have not been registered under the Act or applicable state securities laws. Such legend shall also reference the transfer restrictions described in the last sentence of Section 4.11 below.

         4.6 Certain Risks. Purchaser expressly understands that: (i) no return on investment, whether through distributions, appreciation, transferability or otherwise, and no performance by, through or of the Company, has been promised, assured, represented or warranted by the Company, or by any director, officer, employee, agent or representative thereof; (ii) while the Company's Common Stock is presently traded on the AMEX, and while the Purchaser is a beneficiary of certain registration rights with respect to the Shares and the Warrant Shares, the Shares and the Warrant subscribed for and that may be purchased under this Agreement and the Warrant Shares issuable upon exercise of the Warrants (x) are not registered under applicable federal or state securities laws, and thus may not be sold, conveyed, assigned or transferred unless registered under such laws or unless an exemption from registration is available under such laws, as more fully described below, and (y) are not quoted, traded or listed for trading or quotation on the AMEX, or any other organized market or quotation system, and there is therefore no present public or other market for the Shares, the Warrant or the Warrant Shares, nor can there be any assurance that the Common Stock will continue to be quoted, traded or listed for trading or quotation on the AMEX or on any other organized market or quotation system; and (iii) that the purchase of Shares and the Warrant is a speculative investment, involving a degree of risk, and is suitable only for a person or entity of adequate financial means who has no need for liquidity in this investment in that, among other things,
(x) such person or entity may not be able to liquidate their investment in the event of an emergency or otherwise, (y) transferability is limited, and (z) in the event of a dissolution or otherwise, such person or entity could sustain a complete loss of their entire investment.

         4.7 Sophistication. Purchaser (i) has adequate means of providing for the Purchaser's current financial needs and possible contingencies and has no need for liquidity of the Purchaser's investment in the Shares and the Warrant;
(ii) the Purchaser is able to bear the economic risks inherent in an investment in the Shares and the Warrant and an important consideration bearing on its ability to bear the economic risk of the purchase of Shares and the Warrant is whether the Purchaser can afford a complete loss of the Purchaser's investment in the Shares and the Warrant and the undersigned Purchaser represents and warrants that the Purchaser can afford such a complete loss; and (iii) the Purchaser has such knowledge and experience in business, financial, investment and banking matters (including, but not limited to investments in restricted, non-listed and non-registered securities) that the Purchaser is capable of evaluating the merits, risks and advisability of an investment in the Shares and the Warrant.

         4.8 Accredited Investor. Purchaser is an "accredited investor," as such term is defined in Rule 501 of Regulation D promulgated under the Act.

         4.9 Documents, Information and Access. Purchaser's (i) decision to purchase the Shares and the Warrant is not based on any promotional, marketing or sales materials, and (ii) Purchaser and its representatives have been afforded, prior to purchase thereof, the opportunity to ask questions of, and to receive answers from, the Company and its management, and has had access to all documents and information which the Purchaser deems material to an investment decision with respect to the purchase of the Shares and Warrant hereunder. The Purchaser acknowledges and understands that the Company is a public reporting company, that annual, quarterly and other reports are, from time to time, filed by the Company with the SEC under the Exchange Act, and that the Purchaser can obtain a copy of any such reports, and of the notice and proxy statement of the Company relating to its annual meeting of stockholders at which (among other things) directors are elected, without charge, from certain public information offices maintained by the SEC or from the Company.

         4.10 No Registration, Review or Approval. Purchaser acknowledges and understands that the limited private offering and sale of the Shares and Warrant pursuant to this Agreement has not been reviewed or approved by the SEC or by any state securities commission, authority or agency, and is not registered under the Act or under the securities or "blue sky" laws, rules or regulations of any state. The Purchaser acknowledges, understands and agrees that the Shares and the Warrant are being offered and sold hereunder pursuant to (i) a private placement exemption to the registration provisions of the Act pursuant to
Section 4(2) of such Act (and Rule 506 of  Regulation D  promulgated  under such
Act), and (ii) a similar exemption to the registration provisions of applicable state securities laws.

         4.11      Transfer Restrictions.

         (a) Purchaser will not transfer any Securities purchased under this Agreement unless such Securities are registered under the Act and under any applicable state securities or "blue sky" laws (collectively, the "Securities Laws"), or unless an exemption is available under such Securities Laws, and the Company may, if it chooses, where an exemption from registration is claimed by such Purchaser, condition any transfer of Securities out of the Purchaser's name on an opinion of the Company's counsel, to the effect that the proposed transfer is being effected in accordance with, and does not violate, an applicable exemption from registration under the Securities Laws.

         (b) Purchaser expressly agrees to be bound by all of the provisions of Article Fifth of the Company's Certificate of Incorporation ("Article Fifth"). For purposes of applying such Article Fifth, except with regard to an actual exercise of the Warrant, the Warrant will be treated as fully exercised into Warrant Shares after taking into account the adjustments contained in Sections 3 and 4 of the Warrant. None of the Purchaser or any person that has either a direct or indirect ownership interest in the Purchaser or which acquires an interest in the shares from the Purchaser pursuant to this paragraph, including without limitation, a "first tier entity," a "higher tier entity", a "5-percent owner," a "public owner" or any other "entity" (collectively "Indirect Owners") will engage in any transaction that could result in a "shift" in the ownership of the Company's stock without first complying with the procedures of Article Fifth. Notwithstanding the foregoing, compliance with the procedures of Article Fifth will not be required to consummate any transfer or other disposition not involving a "shift" if the Indirect Owners receive an opinion of competent counsel that such transaction will not result in a "shift" in the ownership of the Company's stock. For purposes of this section the terms "first tier entity," "higher tier entity," "5-percent owner," "public owner," "entity" and "shift" have the meanings ascribed to them in Treasury Regulation Sections 1.382-2T(f) and 1.382-3. The Purchaser and the Indirect Owners will cooperate with the Company concerning the Company's duty to inquire as to actual stock ownership pursuant to Treasury Regulation 1.382-2T(k)(3) and or any successor provision and will provide any related documentation that is reasonably requested by the Company. The foregoing representations will survive as long as Purchaser holds all or any portion of the Shares, the Warrant or the Warrant Shares or until the termination of the Stock Escrow pursuant to Article Fifth of the Company's Certificate of Incorporation.

         4.12 Accuracy of Purchaser Information. Purchaser represents and warrants that all information concerning Purchaser provided by Purchaser specifically for the purpose of being included in any public documents to be filed by the Company shall be true and accurate in all material respects.

         4.13 Reliance. Purchaser understands, acknowledges and appreciates that the Company is relying upon all of the representations, warranties, covenants, understandings, acknowledgements and agreements contained in this Agreement in determining whether to accept this subscription, and sell and issue the Shares and Warrant to the Purchaser.

         4.14 Litigation. There are no outstanding suits, claims, actions, proceedings or investigations pending or, to Purchaser's knowledge, overtly threatened against Purchaser, which could reasonably be expected to impair or delay the ability of Purchaser to perform its obligations under this Agreement and/or, if Purchaser so elects, exercise the Warrant.

         4.15 Accuracy. All of the representations, warranties, understandings and acknowledgments that Purchaser has made herein are true and correct in all material respects as of the date of the execution hereof.

                                    ARTICLE V

               CONDUCT OF BUSINESS OF THE COMPANY PENDING CLOSING

         5.1 Conduct of Business of the Company Pending Closing. During the period from the date hereof to the earlier of the termination of this Agreement pursuant to Section 8.1 hereof and the Closing, unless Purchaser shall otherwise agree in writing in advance, the businesses of the Company and the Subsidiaries shall be conducted only in, and the Company and the Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and in compliance with applicable laws; and the Company and its Subsidiaries each shall use commercially reasonable efforts to preserve substantially intact the business organization of the Company and the Subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and the Subsidiaries and to preserve the present relationships of the Company and the Subsidiaries with customers, and other
Persons with which the Company or any Subsidiary has significant business relations. By way of amplification and not limitation, unless Purchaser shall otherwise agree in writing in advance, neither the Company nor any Subsidiary shall, between the date of this Agreement and the Closing, directly or indirectly do, or propose or commit to do, any of the following:

         (a) amend its Organizational Documents other than by means of the Charter Amendment;

         (b) issue, deliver, sell, pledge, dispose of or encumber, or authorize or commit to the issuance, sale, pledge, disposition or encumbrance of, (i) any Equity Securities of the Company or any Subsidiary (other than upon the exercise of employee and/or director options pursuant to the terms of stock option plans disclosed in the schedules to this Agreement), or (ii) any assets of the Company or any Subsidiary with an individual value in excess of $100,000 or an aggregate value as to all such assets of $500,000 (other than the purchase or sale of insurance and/or investment related assets in the ordinary course of business);

         (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

         (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

         (e) (i) except in the ordinary course of business consistent with past practices, acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any assets, except for such transactions which involve aggregate consideration of less than $100,000; (ii) except in the ordinary course of business consistent with past practices, sell, transfer, lease, mortgage, pledge, encumber or otherwise dispose of or subject to any Lien any of its assets (including capital stock of the Subsidiaries), except for such transactions which involve aggregate consideration of less than $100,000; (iii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans, advances or capital contributions to, or investments in, any other Person other than in the ordinary course of business consistent with past practices; (iv) enter into, amend or terminate any Subsidiary Reinsurance Agreement or Agency Agreements, except in the ordinary course of business consistent with past practices; (v) enter into any commitments or transactions material, individually or in the aggregate, to the Company and the Subsidiaries taken as a whole, except in the ordinary course of business consistent with past practices; (vi) authorize any capital expenditure in excess of $100,000, individually, or $500,000 in the aggregate, except in the ordinary course of business consistent with past practices; or (vii) enter into or amend any Contract obligating it to take any of the actions set forth in this Section 5.1(e);

         (f) (i) increase the compensation or fringe benefits of any of its present or former directors, officers, employees, consultants or independent contractors except for increases in salary or wages of employees of the Company or the Subsidiaries who are not officers of the Company in all cases to the extent in the ordinary course of business in accordance with past practice, (ii) grant any severance, termination or similar payments or benefits except in the ordinary course of business in accordance with past practice, (iii) enter into, or amend, any Employment, Consulting or Severance Agreements except in the ordinary course of business in accordance with past practice, or (iv) establish, adopt, enter into or amend or terminate any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, or other plan, agreement, trust, fund, policy or arrangement for the benefit of any present or former directors, officers, employees, consultants, independent contractors or other agents of the Company or any Subsidiary;

         (g) except as may be required as a result of a change in law or in GAAP, change any of the accounting practices or principles used by it;

         (h) except in the ordinary course of business, settle or compromise any pending or threatened suits, actions or claims in a manner obligating the Company or any Subsidiary thereof to pay, or waiving amounts claimed by the Company or any Subsidiary.

         (i) authorize, recommend, propose, announce or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization (other than the transactions contemplated by the Transaction Documents) or other reorganization;

         (j) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of the Company or incurred in the ordinary course of business and consistent with past practice;

         (k) enter into any Contract providing for the acceleration of payment or performance or other consequences as a result of any of the transactions contemplated by any Transaction Document;

         (l)      enter into any new non-insurance related business; or

         (m) take, or offer or propose to take, or agree to any of the actions described in this Article V.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         6.1      Exclusivity.

         (a) In consideration of the expenditure of time, effort and expense to be undertaken by Purchaser in connection with the preparation of this Agreement and the other Transaction Documents, and the investigations and review of the business of the Company and the Subsidiaries, the Company agrees that, prior to the Termination Date, neither it, any of the Subsidiaries, any of their respective Affiliates, nor any of the respective directors, officers, employees, agents or representatives of any of the foregoing will, directly or indirectly:
(a) solicit or discuss with any potential third party buyer any proposals with respect to the issuance, sale or other disposition, however effected, to any potential third party buyer of any Equity Securities of the Company or any Subsidiary or, other than in the ordinary course of business, any assets of the Company or any Subsidiary (any such transaction or proposed transaction, a "Competing Transaction"); (b) provide any information relating to or in connection with any Competing Transaction to any potential third party buyer; or
(c) disclose publicly or disclose to any potential third party buyer the fact that the Company or any Subsidiary is, or any of their Equity Securities or, other than in the ordinary course of business, assets are for sale or disposition generally. The Company agrees to promptly advise Purchaser in writing of the existence of (i) any inquiries or proposals (or desire to make a proposal) received by (or indicated to), any information requested from, or any negotiations or discussions sought to be initiated or continued with, the Company, the Subsidiaries, their respective Affiliates, or any of the respective directors, officers, employees, agents or representatives of the foregoing, in each case from any party with respect to a Competing Transaction, and (ii) the terms thereof, including the identity of such party (and any other real party in interest, including the direct and indirect owners of such party). The Company agrees, without limitation of its obligations, that any violation of this
Section 6.1 by any directors, officers, or other management personnel of the Company and/or any Subsidiary whether or not such Person is purporting to act on behalf of the Company or by any investment banker, financial advisor, attorney or other advisor, consultant, agent or representative of the Company, the Subsidiaries and their respective

Affiliates, acting upon the authority and with the knowledge of the Company, shall be deemed to be a breach of this Section 6.1 by the Company.

         (b) Nothing in this Agreement shall prevent the Company and the board of directors of the Company from complying with Rule 14e-2 under the Exchange Act, or issuing a communication meeting the requirements of Rule 14d-9(e) under the Exchange Act, with respect to any tender offer or otherwise prohibit the Company from making any public disclosures required by law or the requirements of the American Stock Exchange (provided, whenever practicable, the Company first consults with Purchaser concerning the timing and content of such disclosure).

         6.2 Access to Information. Purchaser is entitled to continue its due diligence investigation of the Company and the Subsidiaries, including without limitation, any business, legal, financial or environmental due diligence as Purchaser deems appropriate. The Company will permit Purchaser and its authorized representatives, accountants, attorneys, advisors and consultants full access to the Company's and the Subsidiaries' property and all records and other data with respect to the Company, the Subsidiaries, and their respective properties, assets, operations, and products and services, as is reasonably requested, and will provide such assistance as is reasonably requested. Purchaser is entitled to contact and communicate with employees, legal advisors and accountants of the Company and the Subsidiaries.

         6.3 Form 8-K. Within five days after the date hereof, the Company shall provide a draft of the Form 8-K to Purchaser for Purchaser's review and comment with respect to the information contained therein relating to Purchaser, this Agreement or the transactions contemplated hereby, and promptly after receiving Purchaser's comments thereon, file the final version of the Form 8-K with the SEC.

         6.4 Filings. As promptly as practicable after the date of this Agreement, the Company and Purchaser shall make or cause to be made all other filings and submissions under laws and regulations applicable to the Company and Purchaser, if any, as may be required for the consummation of the transactions contemplated by this Agreement. Purchaser and the Company shall coordinate and cooperate in exchanging such information and providing such reasonable assistance as may be requested by any of them in connection with the filings and submissions contemplated by this Section 6.4.

         6.5 Stockholders' Meeting. The Company acting through the Board, shall, in accordance with applicable law:

         (a) as soon as practicable, give notice of, convene and hold an annual or special meeting of its stockholders (the "Stockholders' Meeting") for the purpose of considering and taking action upon each of the Proxy Proposals;

         (b)  include  in the proxy  statement  (the  "Proxy  Statement")  to be
distributed  to  the  Company's   stockholders  in  connection  with  the  Proxy
Proposals, including any amendments or supplements thereto (which Proxy Statement shall be in form and content reasonably satisfactory to Purchaser), the recommendation of the Board that the stockholders of the Company vote in favor of the approval of each of the Proxy Proposals;

         (c) (i) obtain and furnish the information required to be included by it in the Proxy Statement and respond promptly to any comments made by the SEC with respect to the Proxy Statement and any preliminary version thereof and cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time, and (ii) obtain the necessary approvals by its stockholders of the Proxy Proposals;

         (d) cause the Proxy Statement (i) not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (other than with respect to information concerning Purchaser provided by Purchaser in writing to the Company specifically to be included in the Proxy Statement), and (ii) to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder; and

         (e) immediately upon approval of the Proxy Proposals by the stockholders of the Company, file the Charter Amendment with the Secretary of State of the State of Delaware and take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to adopt and make effective the Proxy Proposals.

         6.6 Agreement to Cooperate; Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the other Transaction Documents, including providing information and using reasonable efforts to obtain all necessary or appropriate waivers, consents and approvals, and effecting all necessary registrations and filings, including, without limitation, in the case of Purchaser, all Purchaser Insurance Filings and Consents, and in the case of the Company, all Required Consents. In case at any time after the Closing Date any further action is necessary or desirable to transfer any Shares, the Warrant or the Warrant Shares to Purchaser or otherwise to carry out the purposes of this Agreement and the other Transaction Documents, the Company and Purchaser shall execute such further documents and shall take such further action as shall be necessary or desirable to effect such transfer and to otherwise carry out the purposes of this Agreement and the other Transaction Documents, in each case to the extent not inconsistent with applicable law or the Company's Certificate of Incorporation.

         6.7 Public Announcements. Any public announcement made by or on behalf of either Purchaser or the Company prior to the termination of this Agreement pursuant to Article VIII hereof concerning this Agreement, the transactions described herein or in any other Transaction Document or any other aspect of the dealings heretofore had or hereafter to be had between the Company and Purchaser and their respective Affiliates must first be approved in writing by the other (any such approval not to be unreasonably withheld), subject to the Company's obligations under applicable law or AMEX rules and listing requirements as a public company (but the Company shall use its best efforts to consult with Purchaser as to all such public announcements). A copy of the press release to be issued upon the execution of this Agreement is attached hereto as Exhibit 6.7.

         6.8 Notification of Certain Matters. The Company shall promptly provide Purchaser (or its counsel) with copies of all filings made by the Company with the SEC, any other Governmental Entity or AMEX in connection with this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby.

         6.9 Representations and Warranties. The Company shall give prompt notice to Purchaser, and Purchaser shall give prompt notice to the Company, of
(a) any representation or warranty made by such party contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect prior to the Closing or
(b) the failure by such party prior to Closing to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by such party under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         6.10 Purchaser Insurance Filings and Consents. Purchaser shall, as soon as practicable and in accordance with all applicable laws, (i) file all required filings, applications and notices in connection with the required Purchaser Insurance Filings and Consents with the applicable Governmental Entities, (ii) prosecute the same, (iii) upon reasonable request by the Company, furnish copies of all such filings to the Company to the extent providing said copies to the Company would not in the good faith judgment of Purchaser materially prejudice Purchaser, and (iv) update the Company, from time to time, as to the status of any such filings.

                                   ARTICLE VII

                              CONDITIONS TO CLOSING

         7.1 Conditions to Obligation of Each Party. The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

         (a) No temporary restraining order, preliminary or permanent injunction or other order or decree by any court of competent jurisdiction which prevents the consummation of the transactions contemplated by this Agreement or the other Transaction Documents or imposes material conditions with respect thereto shall have been issued and remain in effect (each party agreeing to use its reasonable efforts to have any such injunction, order or decree lifted);

         (b) No action shall have been taken, and no statute, rule or regulation shall have been enacted, by any Governmental Entity which would prevent the consummation of the transactions contemplated by this Agreement or the other Transaction Documents or impose material conditions with respect thereto; and

         (c) No action or proceeding shall be pending against the Company or Purchaser before any court of competent jurisdiction to prohibit, restrain, enjoin or restrict the consummation of the transactions contemplated by this Agreement or the other Transaction Documents.

         (d) All orders, consents and approvals of Governmental Entities (including, without limitation, the consents of any Insurance Regulator specified in the Purchaser Insurance Filings and Consents), legally required for the consummation of the transactions contemplated by this Agreement or the other Transaction Documents shall have been obtained and be in effect at the Closing Date.

         7.2 Condition to Obligations of the Company. The obligation of the Company to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional condition:

         (a) Purchaser shall have performed in all material respects all obligations by it required to be performed at or prior to the Closing Date, and the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects (if not qualified by materiality) and true and correct (if so qualified) on and as of the date of this Agreement and at and as of the Closing Date as if made at and as of the Closing Date, except to the extent that any such representation or warranty expressly relates to another date (in which case, as of such date) and the Company shall have received a certificate signed on behalf of Purchaser by an executive officer thereof, to such effect;

         (b) All consents, approvals, authorizations and permits of, actions by, filing with or notifications to, Governmental Entities and third parties required in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall have been obtained, taken or made; and

         (c)  Each  of the  Proxy  Proposals  shall  have  received  Stockholder
Approval.

         7.3 Conditions to Obligations of Purchaser. The obligations of Purchaser to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

         (a) The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (if not qualified by materiality) and true and correct (if so qualified) on and as of the date of this Agreement and at and as of the Closing Date as if made at and as of the Closing Date, except to the extent that any such representation or warranty expressly relates to another date (in which case, as of such date) and Purchaser shall have received a certificate from the Company signed by an executive officer), to such effect;

         (b) All consents, approvals, authorizations and permits of, actions by, filings with or notifications to, Governmental Entities and third parties required in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall have been obtained, taken or made;

         (c) The Company and each current Company stockholder who is to be made a party thereto shall have executed and delivered to Purchaser the Investment Agreement, and such Investment Agreement shall be in full force and effect; and

         (d) Each of the Proxy Proposals shall have received Stockholder Approval, and the Charter Amendment shall have been filed with the Delaware Secretary of State and be shall be effective.


                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

         8.1 Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing
Date:

         (a)      By mutual written consent of Purchaser and the Company;

         (b) By Purchaser, upon notice to the Company, if (i) the Company shall not have mailed the Proxy Statement to the Company's stockholders by June 15, 1999, or (ii) the Closing shall not have occurred on or before the sixtieth
(60th) day following the mailing of the Proxy Statement, unless the absence of such occurrence shall be due to (i) the failure of the Stockholders to approve the Proxy Proposals at the Stockholders' Meeting, or (ii) the failure of Purchaser to perform in all material respects each of its obligations under this Agreement required to be performed by it at or prior to the Closing.

         (c) By Purchaser (i) if there has been a material breach by the Company of any representation, warranty, covenant or agreement set forth in this Agreement (other than the covenant set forth in Section 6.1 hereof), which breach has not been cured within ten (10) business days following receipt by the breaching party of notice of such breach; (ii) if there has been a material breach by the Company of any covenant set forth in Section 6.1 hereof (including due to the act or omission of any directors, officers, or other management personnel of the Company and/or any Subsidiary whether or not such Person is purporting to act on behalf of the Company or by any investment banker, financial advisor, attorney or other advisor, consultant, agent or representative of the Company, the Subsidiaries and their respective Affiliates, acting upon the authority and with the knowledge of the Company) provided, however, that in the event Purchaser has knowledge of any such material breach, Purchaser has notified the Company in writing of such breach and such breach has not been cured (to the extent such breach is curable) within 48 hours of receipt of such notice; (iii) if the Board fails to recommend, or revokes or otherwise modifies its recommendation of, the Proxy Proposals or resolves to do so, or
(iv) if the Company enters into a definitive agreement concerning a Competing Transaction;

         (d) By the Company, upon notice to Purchaser, if the Closing shall not have occurred on or before the sixtieth (60th) day following the mailing of the Proxy Statement, unless the absence of such occurrence shall be due to the failure of the Company to perform in all material respects each of its obligations under this Agreement required to be performed by it at or prior to the Closing;

         (e) By Purchaser or the Company, upon notice to the other, if the Company's stockholders fail to adopt each of the Proxy Proposals at the Stockholders' Meeting.

          (f) By Purchaser or the Company, if (i) the Board of Directors of the Company shall withdraw, modify or change its approval or recommendation of the Proxy Proposals in a manner adverse to Purchaser or shall have resolved to do so; or (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company a Competing Transaction;

         (g) By the Company, if there has been a material and intentional breach by Purchaser of any representation, warranty, covenant or agreement set forth in this Agreement which breach has not been cured within ten (10) business days following receipt by the breaching party of notice of such breach;

         (h) By the Company, in event that Purchaser fails to consummate the transactions contemplated by this Agreement in accordance with its terms and such failure constitutes an intentional breach of this Agreement by Purchaser.

         8.2      Termination Fees and Expenses Payable to Purchaser or the
                  Company.

         (a) Notwithstanding any provision to the contrary contained in this Agreement, in the event that Purchaser terminates this Agreement pursuant to
Section 8.1(b), 8.1(c), 8.1(d), or 8.1(f), hereof (provided the Company is not entitled to terminate this Agreement pursuant to Section 8.1(h) hereof), or if the Company terminates this Agreement other than pursuant to Section 8.1(d), 8.1(g) or 8.1(h) hereof (provided Purchaser is not entitled to terminate this Agreement pursuant to Section 8.1(b), 8.1(c), 8.1(d), or 8.1(f), hereof), then the Company shall immediately pay to Purchaser an amount equal to (a) One Million Dollars ($1,000,000), plus (ii) all documented out-of-pocket costs and expenses (including attorneys' fees and expenses), not to exceed $250,000 in the aggregate, reasonably incurred by Purchaser and their Affiliates in connection with this Agreement and the other Purchaser Transaction Documents, with the One Million Dollars to be paid concurrently with such termination of this Agreement, and the expense amount under clause (ii) above to be paid within five (5) business days after receipt by the Company of reasonably detailed evidence of the same. Upon receipt of such payments, Purchaser shall not be entitled to and shall be deemed to have waived the right to seek Damages or remedies from the Company for breach of, or otherwise in connection with, this Agreement. Notwithstanding any provision to the contrary contained in this Agreement, in the event that Purchaser terminates this Agreement pursuant to Section 8.1(e) hereof, then the Company shall immediately pay to Purchaser an amount equal to all documented out-of-pocket costs and expenses (including attorneys' fees and expenses), not to exceed $250,000 in the aggregate, reasonably incurred by Purchaser and their Affiliates in connection with this Agreement and the other Purchaser Transaction Documents, with the expense amount to be paid within five
(5) business days after receipt by the Company of reasonably detailed evidence of the same. Notwithstanding anything to the contrary in this Section 8.2, the Company shall not be obligated to pay the One Million Dollar fee referred to above or any out-of-pocket costs and expenses of Purchaser in the event that this Agreement is terminated pursuant to Section 8.1(b) because any of the conditions to Closing specified in Section 7.1, Section 7.2(b), or Section 7.3(b) have not been satisfied or waived (except, with respect to Section 7.1,
Section 7.2(b) and Section 7.3(b), where the failure to obtain the consents, approvals, authorizations and permits of, actions by, filings with or notifications to, Governmental Entities and third parties referred to in said
Section 7.1, Section 7.2(b) and Section 7.3(b) shall be due to the failure by the Company to perform in all material respects each of its obligations under this Agreement required to be performed by the Company prior to the Closing).

         (b) Notwithstanding any provision to the contrary contained in this Agreement, in the event that the Company terminates this Agreement pursuant to
Section 8.1(g) or 8.1(h) hereof (provided Purchaser is not entitled to terminate this Agreement pursuant to Section 8.1(b), 8.1(c), 8.1(d), or 8.1(f) hereof) then Purchaser shall immediately pay to the Company an amount equal to (i) One Million Dollars ($1,000,000), plus (ii) all documented out-of-pocket costs and expenses (including attorneys' fees and expenses), not to exceed $250,000 in the aggregate, reasonably incurred by the Company and its Affiliates in connection with this Agreement and the other Company Transaction Documents, with the One Million Dollars ($1,000,000) to be paid concurrently with such termination of this Agreement, and the expense amount under clause (ii) above to be paid within five (5) business days after receipt by the Company of reasonably detailed evidence of the same. Upon receipt of such payments, the Company shall not be entitled to and shall be deemed to have waived the right to seek Damages or remedies from Purchaser for breach of, or otherwise in connection with, this Agreement.

         8.3 Other Remedies. Notwithstanding any provision to the contrary contained in this Agreement, if this Agreement is terminated pursuant to Article VIII or otherwise by the Company, on the one hand, or Purchaser, on the other hand, and the non-terminating party is not entitled to receive the payments described in Section 8.2, then the non-terminating party shall be entitled to pursue any available legal rights to recover Damages.


                                   ARTICLE IX

                                 INDEMNIFICATION

         9.1 General. From and after the Closing, the parties shall indemnify each other as provided in this Article IX. No specifically enumerated indemnification obligation with respect to a particular subject matter as set forth below shall limit or affect the applicability of a more general indemnification obligation as set forth below with respect to the same subject matter. For the purposes of this Article IX, each party shall be deemed to have remade all of its representations, warranties and covenants contained in this Agreement at the Closing with the same effect as if originally made at the Closing. No Person which may be subject to an indemnification obligation under this Article IX shall be entitled to require that any action be brought against any other Person before action is brought against it hereunder by a Person seeking indemnification by such Person.

         9.2 The Company's Indemnification Obligations. The Company shall indemnify, save and keep harmless Purchaser, its Affiliates and their respective officers, directors, employees, agents, representatives, successors and permitted assigns (collectively, "Purchaser Indemnitees") against and from all Damages sustained or incurred by any of them resulting from or arising out of or by virtue of any inaccuracy in, breach of or other failure to comply with any representation, warranty or covenant made by the Company in this Agreement or any other Company Transaction Document. A claim for indemnification under this
Section 9.2 must be asserted by notice delivered to the Company within one year after the Closing Date (such one year period, hereinafter the "Survival Date"). Notwithstanding anything to the contrary in this Agreement, no investigation or lack of investigation by Purchaser shall in any way limit the Company's indemnification obligations hereunder. The Purchaser Indemnification shall not be entitled to recover any amount hereunder until the total amount which the Purchaser

Indemnitee would be entitled to recover hereunder, but for this sentence, exceeds $100,000, and then only for the excess over $100,000.

         9.3 Purchaser's Indemnification Obligations. Purchaser shall indemnify, save and keep harmless the Company, its Subsidiaries and Affiliates and their respective officers, directors, employees, agents, representatives, successors and permitted assigns against and from all Damages sustained or incurred by any of them resulting from or arising out of or by virtue of any inaccuracy in or breach of any representation and warranty made by Purchaser to the Company in this Agreement or in any other Purchaser Transaction Document. A claim for indemnification under this Section 9.3 must be asserted by notice delivered to the party from whom indemnification is sought no later than the Survival Date, provided however, that notwithstanding the foregoing, any such claim resulting from, arising out of or by virtue of any inaccuracy in or breach of the representation made in Section 4.11(b) hereof, must be asserted by notice delivered to Purchaser at any time (including after the Survival Date) within three (3) months after the Company has actual knowledge of such breach.


                                    ARTICLE X

                                   DEFINITIONS

         "AMEX" means the American Stock Exchange.

         "Affiliate" shall mean, with respect to any person, any other person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such first person. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

         "Agency Agreement" means all agreements whereby the Company or any of its Insurance Subsidiaries has empowered any independent agent with the authority to bind it to any insurance or reinsurance contract or any amendment or endorsement thereto, whether known as or acting as managing general agent or otherwise, including, without limitation, that certain Agency Agreement, dated as of March 15, 1993, by and between National American Insurance Company of California and SCJ Insurance Services.

         "Board" has the meaning given it in Section 3.5 hereof.

         "Charter Amendment" means an amendment to the Company's Certificate of Incorporation, in form and content acceptable to Purchaser, (i) increasing the number of authorized shares of Common Stock from 20,000,000 to 55,000,000 and
(ii) eliminating the right to cumulative voting in connection with the election of directors.

         "Closing" has the meaning given it in Section 2.1 hereof.

         "Closing Date" has the meaning given it in Section 2.1 hereof.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Stock" means the common stock, $.10 par value per share, of the Company.

         "Company Transaction Document" has the meaning given it in Section 3.5 hereof.

         "Competing Transaction" has the meaning given it in Section 6.1(a) hereof.

         "Contract" means any contract, agreement, commitment, indenture, lease, note, bond, mortgage, license, plan, arrangement or understanding, whether written or oral.

         "Damages" means all liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, losses, fines, penalties, damages, costs and expenses, including, without limitation, reasonable attorneys', accountants', investigators', and experts' fees and expenses, sustained or incurred in connection with the defense or investigation of any of the foregoing.

         "Employment, Consulting or Severance Agreements" means all oral and written (i) agreements for the employment for any period of time whatsoever, or in regard to the employment, or restricting the employment, of any employee of the Company or any Subsidiary, (ii) consulting, independent contractor or similar agreements, and (iii) policies, agreements, arrangements or understandings relating to the payment or provision of severance, termination or similar pay or benefits to any present or former employees, officers, directors, consultants, independent contractors or other agents of the Company or any Subsidiary.

         "Environmental Laws" means all federal, state and local statutes, regulations, ordinances, rules, regulations and policies, all court orders and decrees and arbitration awards, and the common law, which pertain to environmental matters or contamination of any type whatsoever.

         "Environmental   Permits"  means  licenses,   permits,   registrations,
governmental approvals, agreements and consents which are required under or are issued pursuant to Environmental Laws.

         "Equity Securities" means, with respect to the Company or any Subsidiary, as the case may be, (i) any class or series of common stock, preferred stock or other capital stock, whether voting or non-voting, including, without limitation, with respect to the Company, Common Stock and Preferred Stock, (ii) any other equity securities issued by the Company or such Subsidiary, as the case may be, whether now or hereafter authorized for issuance by the Company's or such Subsidiary's, as the case may be, Certificate of Incorporation, (iii) any debt, hybrid or other securities issued by the Company or such Subsidiary, as the case may be, which are convertible into, exercisable for or exchangeable for any other Equity Securities, whether now or hereafter authorized for issuance by the Company's or such Subsidiary's, as the case may be, Certificate of Incorporation, (iv) any equity equivalents (including, without limitation, stock appreciation rights, phantom stock or similar rights), interests in the ownership or earnings of the Company or such Subsidiary, as the case may be, or other similar rights, (v) any written or oral rights, options, warrants, subscriptions, calls, preemptive rights, rescission rights or other rights to subscribe for, purchase or otherwise acquire any of the foregoing,
(vi) any written or oral  obligation of the Company or such  Subsidiary,  as the case may be, to issue, deliver or sell, any of the foregoing, (vii) any written or oral obligations of the Company or such Subsidiary, as the case may be, to repurchase,  redeem or otherwise acquire any Equity
Securities, and (viii) any bonds,  debentures,   notes  or  other  indebtedness
of the Company or such Subsidiary, as the case may be, having the right to vote (or convertible into, or exchangeable for securities having the right to vote) on any matters on which the stockholders of the Company or such Subsidiary, as the case may be, may vote.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Form 8-K" shall mean a Current Report on Form 8-K disclosing this Agreement and the transactions contemplated hereby.

         "Fully Diluted Common Stock" means the total number of shares of Common Stock outstanding after taking into account the following: (i) all shares of Common Stock outstanding (exclusive of the Shares); (ii) all Shares and Warrant Shares (assuming full exercise of the Warrant and issuance of all Warrant Shares); (iii) all shares of Common Stock issuable upon conversion, exchange or other exercise of the Company's Equity Securities outstanding; and (iv) adjustments needed to account or adjust for stock splits, stock dividends, recapitalizations, recombinations and similar events.

         "GAAP" means United States generally accepted accounting principles.

         "Governmental  Entity"  means  any  court,   administrative  agency  or
commission or other governmental authority or instrumentality, whether domestic (federal, state or local) or foreign.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "HSR Report" means the notification report required under the HSR Act.

         "IRS" means the Internal Revenue Service.

         "Insurance Regulators" means Governmental Entities charged with the supervision of insurance companies or the sale or provision of insurance policies.

         "Insurance Reports" means all filings, statements, documents, and reports required of insurance companies and their Affiliates by the insurance laws, statutes, regulations, rules or policies of any Governmental Entities.

         "Interim Financial Statements" has the meaning given it in Section 6.9 hereof.

         "Investment Agreement" means that certain Investment Agreement, dated as of even date herewith, among Purchaser, the Company and certain current stockholders of the Company.

         "knowledge" in the context of the phrase "to the knowledge" or "to the best knowledge" of the Company and/or its Subsidiaries, or words or phrases of similar import, includes, without limitation, the knowledge of any officers, directors or other management personnel of the Company and/or any Subsidiary, and the knowledge of any of them is imputed to the Company and each Subsidiary.

         "Lien" means any preemptive or similar rights of any third party, purchase options, calls, proxies, voting trusts, voting agreements, judgments, pledges, charges, assessments, levies, escrows, rights of first refusal or first offer, transfer restrictions, mortgages, indentures, claims, liens, equities, mortgages, deeds of trust, deeds to secure debt, security interests and other encumbrances of every kind and nature whatsoever, whether arising by agreement, operation of law or otherwise, other than any created by (i) Purchaser or the Purchaser Transaction Documents, (ii) the Certificate of Incorporation of the Company, or (iii) federal and state securities laws, rules and regulations.

         "Material Adverse Effect" means a material adverse effect (or any development which could reasonably be expected to have a material adverse effect) on the business, operations, assets, financial or other condition, results of operations or prospects of the Company and the Subsidiaries, taken as a whole, or that could reasonably be expected to impair or delay the ability of the Company to perform its obligations under this Agreement, whether or not required by GAAP to be provided for or reserved against on a balance sheet prepared in accordance with GAAP.

         "Material Contracts" has the meaning given it in Section 3.17 hereof.

         "Organizational Documents" has the meaning given it in Section 3.2 hereof.

         "Parachute   Payment"  means  any  Severance  Payment   constituting  a
"parachute payment" within the meaning of Section 280G(b)(2) of the Code and the regulations issued thereunder.

         "Permit"   means   any   permit,   certificate,    consent,   approval,
authorization, order, license, variance, franchise or other similar indicia of authority issued or granted by any Governmental Entity.

         "Person" or "person" means any individual, corporation, partnership, limited liability partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or Governmental Entity, or any agency or political subdivision thereof, or any other entity.

         "Preferred Stock" means the preferred stock, $.10 par value per share, of the Company.

         "Proxy Proposals" means the following proposals to be included in the Proxy Statement for Stockholder Approval: (i) the election to the Board of the individuals designated in accordance with Section 1.1 of the Investment Agreement; and (ii) the Charter Amendment.

         "Proxy Statement" has the meaning given it in Section 6.4(b) hereof.

         "Purchase Price has the meaning given it in the recitals to this Agreement.

         "Purchaser Indemnitees" has the meaning given it in Section 6.2 hereof.

         "Purchaser Insurance Filings and Consents" has the meaning given it in
Section 3.9(f) hereof.

         "Purchaser Insurance Regulation" has the meaning given to it in Section 3.9(f) hereof.

         "Purchaser Transaction Documents" has the meaning given it in Section
4.2 hereof.

         "Required Consent" has the meaning given it in Section 3.9(i) hereof.

         "SAP" means statutory accounting practices prescribed or permitted by Insurance Regulators.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Laws" has the meaning given it in Section 4.11 hereof.

         "SEC" means the Securities and Exchange Commission.

         "SEC Documents" has the meaning given it in Section 3.9 hereof.

         "Severance Payment" means any termination, severance or similar payment or benefit, including without limitation any such payment or benefit as would constitute a Parachute Payment, to which any present or former employee, officer, director, consultant, independent contractor or other agent of the Company or any Subsidiary might be entitled pursuant to any Employment, Consulting or Severance Agreement or otherwise, which entitlement results from the Company's execution and delivery of this Agreement or the other Company Transaction Documents or the consummation of the transactions contemplated hereby or thereby, whether taken alone or taken together with any other action or failure to act by Purchaser, the Company or any Subsidiary or any of their respective officers, directors, employees, agents or other representatives.

         "Shares" has the meaning given it in the recitals to this Agreement.

         "Stockholder Approval" means the requisite approval of the Company's stockholders under the Company's Organizational Documents, the Delaware General Corporation Law for the Proxy Proposals and the rules, regulations and notices of AMEX or other applicable stock exchanges.

         "Stockholders' Meeting" has the meaning given it in Section 6.4(a).

         "Subsidiary" means each of (i) National American Insurance Company of California, a California corporation, (ii) Mission American Insurance Company, a California corporation, (iii) Danielson Indemnity Company, a Missouri corporation, (iv) Danielson Reinsurance Corporation, a Missouri corporation, (v) Danielson Insurance Company, a California corporation, (vi) Danielson National Insurance Company, a California corporation, (vii) KCP Holding Company, a Delaware corporation, (viii) Kramer Capital Consultants, Inc., a New York corporation, (ix) Danielson Mortgage Corporation, a Delaware corporation, (x) Danielson Advisers, Inc., a Delaware corporation, (xi) Danielson Investments, Inc., a Delaware corporation, (xii) Mission Sub D, Inc., a Delaware corporation,
(xiii) Mission Sub E, Inc., a Delaware corporation, (xiv) Valor Insurance Company, Inc., a Montana corporation, (xv) Great River Insurance Company, a California corporation, (xvi) Viscount Insurance Services, Inc., a California corporation, (xvii) NAICC Insurance Services, Inc., a California corporation, and (viii) Victory Insurance Services, Inc., a Montana corporation, all of which are identified on Schedule 3.3(d) hereto.

         "Subsidiary Reinsurance Agreements" means all presently in force reinsurance arrangements and treaties, and all addenda thereto, to which any Subsidiary is a party.

         "Survival Date" has the meaning given it in Section 9.2 hereof.

         "Taxes" means all federal, state, local and foreign taxes, duties, fees, levies, governmental charges or other assessments of any kind (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto.

         "Tax Return" means all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amendment to any of the foregoing.

         "Termination Date" means the earlier of (i) the Closing Date, or (ii) the date on which the Agreement is terminated pursuant to Article VIII.

         "Transaction Document" means any Company Transaction Document and any Purchaser Transaction Document.

         "Warrant" has the meaning given it in the recitals to this Agreement.

         "Warrant Shares" has the meaning given it in the recitals to this Agreement.

         "Year 2000 Compliant" means that the "Company's Technology" (as hereinafter defined), is designed to be used prior to, during and after the calendar year 2000 A.D., and that the Company's Technology used during each such time period will: (i) accurately receive, provide and process date/time data including, but not limited to, calculating, comparing, and sequencing from, into and between the twentieth and twenty-first centuries, including the years 1999 and 2000, and leap-year calculations, provided that the provider's date/time data is delivered in a Year 2000 Compliant Manner and (ii) will not malfunction, cease to function, or provide incorrect results as a result of date/time data. "Technology" shall mean computer software, computer firmware, computer hardware, computer chip embedded equipment and other similar or related items of automated, computerized, or software system(s) or equipment. The "Company's Technology" shall mean all Technology owned, licensed, used or relied on by the Company and/or any Subsidiary in the conduct of its business.

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 Notices. All notices, and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, facsimile, to the appropriate address or facsimile number set forth below (or at such other address or facsimile number for a party as shall be specified by like notice):

                           if to Purchaser:

                           c/o Samstock, L.L.C.
                           Two N. Riverside Plaza, Suite 600
                           Chicago, IL  60606
                           Attention:  Bill Pate
                           Fax: (312) 559-1280

                           with an additional copy to:

                           Rosenberg & Liebentritt, P.C.
                           Two N. Riverside Plaza, Suite 1600
                           Chicago, IL  60606
                           Attention:  President
                           Fax: (312) 454-0335

                           if to the Company:

                           Danielson Holding Corporation
                           767 Third Avenue
                           New York, NY 10017
                           Attention:  David M. Barse
                           Fax: (212) 888-6704

                           with a copy to:

                           Danielson Holding Corporation
                           767 Third Avenue
                           New York, NY 10017
                           Attention:  Ian M. Kirschner
                           Fax:  (212) 735-0003

         11.2 Expenses. Except as otherwise provided in this Agreement, the Company shall bear all fees and expenses incurred by the Company or any Subsidiary in connection with, relating to or arising out of the execution, delivery and performance of this Agreement and the other Company Transaction Documents and the consummation of the transactions contemplated hereby and thereby, including attorneys', accountants' and other professional fees and expenses. Purchaser shall bear all fees and expenses incurred by Purchaser in connection with, relating to or arising out of the execution, delivery and performance of this Agreement and the other Purchaser Transaction Documents and the consummation of the transactions contemplated hereby and thereby, including attorneys', accountants' and other professional fees and expenses.

         11.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible

         11.4  Entire  Agreement;   Amendment;  Waiver;  Assignment;  Nature  of
Obligations. This Agreement, together with the other Transaction Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. This Agreement shall not be assigned by operation of law or otherwise.

         11.5 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         11.6 Publicity. Neither the Company nor Purchaser will make or issue, or cause to be made or issued, any announcement or written statements concerning the Transaction Documents or the transactions contemplated thereby for dissemination to the general public without the prior written consent of the Company or Purchaser, as appropriate, which consent shall not be unreasonably withheld. This provision will not apply to any announcement or written statement required to be made by law or the regulations of the SEC or AMEX, except that the party required to make such announcement will, whenever practicable, consult with the other parties hereto concerning the timing and content of such announcement before such announcement is made.

         11.7 Governing Law. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of Delaware applicable to contracts made in that State.

         11.8 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         11.9 Interpretation. Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular, and all words in any gender (including neutral gender) shall extend to and include all genders.

         11.10 Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         11.11 Jurisdiction and Service of Process. THE COMPANY AND PURCHASER HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT

LOCATED WITHIN THE STATE OF DELAWARE AND IRREVOCABLY AGREE THAT, SUBJECT TO THE OTHER PROVISIONS OF THIS AGREEMENT, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT WHICH MAY BE LITIGATED SHALL BE LITIGATED IN SUCH COURTS. EACH OF THE COMPANY AND PURCHASER ACCEPTS FOR SUCH PARTY AND IN CONNECTION WITH SUCH PARTY'S PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH OF THE COMPANY AND PURCHASER AGREES TO ACCEPT SERVICE OF ALL PROCESS BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY EACH SUCH PARTY TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. IF ANY AGENT APPOINTED BY THE COMPANY, OR PURCHASER REFUSES TO ACCEPT SERVICE, SUCH PARTY HEREBY AGREES THAT SERVICE UPON SUCH PARTY BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE COMPANY OR PURCHASER TO BRING PROCEEDINGS AGAINST THE COMPANY OR PURCHASER IN THE COURTS OF ANY OTHER JURISDICTION.

         11.12 Trial. EACH OF THE COMPANY AND PURCHASER HEREBY WAIVES SUCH PARTY'S RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF. EACH OF THE COMPANY AND PURCHASER ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY PARTY TO THIS AGREEMENT WITH RESPECT TO ANY ACTION COMMENCED BY ONE OF THEM AGAINST THE OTHER OF THEM. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE COMPANY AND PURCHASER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF THE COMPANY AND PURCHASER FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH SUCH PARTY'S LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES SUCH PARTY'S JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         IN WITNESS WHEREOF, Purchaser and the Company have executed this Stock Purchase and Sale Agreement as of the date first above written.

                                 PURCHASER:

                                 SAMSTOCK, L.L.C.


                                          Donald J. Liebentritt
                                 ----------------------------------------
                                 By:      Donald J. Liebentritt, Vice President



                                 COMPANY:

                                 DANIELSON HOLDING CORPORATION


                                          David Barse
                                 ---------------------------------------
                                 By:      David Barse, President and
                                          Chief Operating Officer

                                    EXHIBIT A
                                    ---------


                                                        Stock Warrant No. ______

THIS WARRANT AND THE SECURITIES THAT MAY BE ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR EXEMPTION THEREFROM OR AS OTHERWISE PROVIDED IN THIS WARRANT.

THE EXERCISE OF THIS WARRANT MAY BE SUBJECT TO THE FILING OF A NOTIFICATION REPORT UNDER THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, AS AMENDED, AND THE EXPIRATION OF OR TERMINATION OF THE APPLICABLE WAITING PERIOD THEREUNDER.

                          DANIELSON HOLDING CORPORATION

                              Common Stock Warrant

         Danielson Holding Corporation, a Delaware corporation (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Samstock, L.L.C., a Delaware limited liability company ("Samstock"), or its permitted assigns under the terms of this warrant (Samstock or such permitted assigns at the time being the registered holder or holders hereof being hereinafter referred to as "Holder") is entitled, subject to the terms set forth below, to purchase from the Company, at a purchase price per share of $4.75 (as such amount may be adjusted from time to time pursuant to Sections 1.5 or 3 hereof, the "Purchase Price"), at any time or from time to time prior to 5:00 p.m., Eastern Standard Time, on the Expiration Date, 2,000,000 fully paid and non-assessable shares of Common Stock, $.10 par value per share, of the Company (the "Common Stock") (such shares of Common Stock as the number and characterization of such shares may be adjusted or otherwise modified from time to time pursuant to Sections 3 or 4, are herein referred to as the "Warrant Shares").

         Certain capitalized terms not otherwise defined herein shall have the meanings set forth in Section 6 hereof.

Section  1        EXERCISE OF WARRANT.

         1.1 Exercise. This Warrant may be exercised by Holder, in whole or in part (but not for less than 100,000, subject to pro rata adjustment for any subdivision of Common Stock or the payment of any dividend in shares of Common Stock, of the Warrant Shares issuable under this Warrant, or the remaining Warrant Shares, if less than such amount), at any time and from time to time prior to 5:00 p.m., Eastern Standard Time, on the Expiration Date, by surrender of this Warrant, together with a subscription substantially in the form of Exhibit A attached to this Warrant (or a reasonable facsimile thereof) duly executed by Holder, to the Company at its principal office and accompanied by payment in full, in cash or by check payable to the order of the Company (or in the manner provided in Section 1.2 hereof), in the amount of the aggregate Purchase Price for the Warrant Shares covered by such exercise.

         1.2 Cashless  Exercise.  In lieu of exercising this Warrant pursuant to
Section 1.1 above, the Holder shall have the right at any time and from time to time prior to 5:00 p.m., Eastern Standard Time, on the Expiration Date to exercise this Warrant, in whole or in part, by requiring the Company to convert all or any part of this Warrant (the "Conversion Right"), into Warrant Shares by surrendering this Warrant to the Company accompanied by the form conversion notice (substantially in the form attached hereto as Exhibit B, or a reasonable facsimile thereof) which has been duly completed and signed. Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any cash in respect of the Purchase Price) that number of Warrant Shares which is equal to the amount obtained by dividing (x) an amount equal to the difference between (A) the Current Market Price Per Share multiplied by the number of Warrant Shares as to which the Conversion Right is then being exercised (the "Conversion Shares"), determined as of immediately prior to the effective time of the exercise of the Conversion Right, minus (B) the aggregate Purchase Price then applicable to the Conversion Shares (such difference, the "Conversion Amount"), by (y) the Current Market Price Per Share of one share of Common Stock determined as of immediately prior to the effective time of the exercise of the Conversion Right. Upon exercise of the Conversion Right, the Conversion Amount shall be deemed to have been paid to the Company in respect of the Warrant Shares so acquired. Any references in this Warrant to the "exercise" of this Warrant, and the use of the term "exercise" herein, shall be deemed to include, without limitation, any exercise of the Conversion Right. In the event this Warrant is not exercised in full, the Warrant Shares shall be reduced by the number of Warrant Shares subject to such partial exercise, and the Company, at its expense, shall forthwith issue and deliver to Holder a new Warrant of like tenor in the name of Holder, reflecting such adjusted Warrant Shares.

         1.3 When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant (together with the applicable subscription and Purchase Price) shall have been surrendered to the Company as provided in
Section 1.1 or 1.2 hereof, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in Section 1.4 shall be deemed to have become the holder or holders of record thereof. The warrant or warrants surrendered upon exercise thereof shall thereafter be canceled and of no further force or effect.

         1.4 Delivery of Stock Certificates, etc. As soon as practicable after each exercise of this Warrant, in whole or in part, the Company at its expense (including the payment by it of any and all applicable issue taxes but excluding any applicable transfer taxes) will issue and deliver to Holder: (a) a certificate or certificates (or an escrow receipt in lieu thereof as may be required under Section 5.2 of the Company's Certificate of Incorporation), in such name or names as such Holder may designate, for the number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock to which Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount equal to the same fraction of the Current Market Price Per Share determined as of the Business Day preceding the date of such exercise, and (b) in case such exercise is for less than all the Warrant Shares issuable hereunder, a new Warrant representing such Warrant or Warrants remaining hereunder in substantially the form of this Warrant.

         1.5 Reduction of Purchase Price for A&E Deficiency. If on the date of any exercise pursuant to Section 1.1 or 1.2 above (determined in accordance with Section 1.3 hereof) the Company does not have in effect an Excess of Loss Policy and there exists an A&E Deficiency, then the Purchase Price applicable to such exercise shall be automatically reduced as follows (the "Price Reduction"):

         (a)      If the A&E Deficiency is:

                  (i) greater than $5,000,000 but less than or equal to $10,000,000, the Purchase Price shall be reduced by an amount determined by dividing (x) 40.8% of the amount by which the A&E Deficiency exceeds $5,000,000, by (y) the initial number of Warrant Shares represented by the original Warrant (taking into account any adjustment pursuant to Sections 3 and 4 hereof);

                  (ii) greater than $10,000,000, the Purchase Price shall be reduced by an amount determined by dividing (x) an amount equal to the sum of (A) 20.4% of the amount by which the A&E Deficiency exceeds $10,000,000 plus (B) $2,040,000 by (y) the initial number of Warrant Shares represented by the original Warrant (taking into account any adjustment pursuant to Sections 3 and 4 hereof);

         (b) If the Holder has previously exercised a portion of the Warrant, then the Purchase Price shall, in addition to any reduction pursuant to subsection (a) above, be further reduced by an amount determined by dividing (x) the excess, if any, of (A) the Price Reduction calculated pursuant to subsection
(a) above multiplied by the aggregate number of Warrant Shares issued upon all prior exercises of the Warrant over (B) the Aggregate Price Reduction, by (y) the total number of Warrant Shares to which the current exercise relates.

         (c) Notwithstanding the foregoing, the Price Reduction shall be applied only to the extent that it does not cause the Purchase Price to be reduced below the lower of (x) $3.00, which amount shall be adjusted proportionately with any adjustment in the Purchase Price pursuant to Section 3 hereof, or (y) the Current Market Price Per Share as of the date of such adjustment.

         (d) The Price Reduction is independent of and in addition to any adjustment required by Section 3 hereof, is applicable only to the particular exercise to which such Price Reduction relates and shall not affect any future calculations except to the extent that a Price Reduction increases Aggregate Price Reduction.

Section 2         CERTAIN OBLIGATIONS OF THE COMPANY.

         2.1 Reservation of Stock. The Company covenants that it will at all times reserve and keep available, free from preemptive rights, solely for issuance and delivery upon exercise of this Warrant, the number of shares of Common Stock (or Other Securities) from time to time issuable upon exercise of this Warrant. In furtherance of and not in limitation of the foregoing, the Company will from time to time, in accordance with the laws of its state of incorporation, take all necessary action to increase and maintain the authorized amount of its Common Stock (or Other Securities) if at any time the number of shares of Common Stock authorized but remaining unissued and unreserved for other purposes shall be insufficient to permit the full exercise of this Warrant.

         2.2 Status of Warrant Shares; Corporate Actions. The Company covenants that all Warrant Shares, upon issuance in accordance with the terms of this Warrant Agreement and the Company's Certificate of Incorporation, as amended from time to time (the "Certificate of Incorporation"), shall be fully paid and nonassessable and free from all taxes with respect to the issuance thereof (other than income taxes, if any, related to ordinary income attributable to the Holder) and from all liens, charges and security interests other than transfer restrictions contained in the Company's Certificate of Incorporation. The Company will not, by amendment of its Certificate of Incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issuance or sale of securities or any other voluntary action or omission, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. Without limiting the generality of the foregoing, the Company (a) will not permit the par value or the determined or stated value of any shares of the Common Stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of the Common Stock (or Other Securities) upon the exercise of this Warrant, including, without limitation, amending the Certificate of Incorporation.

         2.3 Maintenance of Office. The Company will maintain an office where presentations and demands to or upon the Company in respect of this Warrant may be made. The initial location of such office shall be at 767 Third Avenue, New York, NY 10017. The Company will give notice in writing to Holder in accordance with Section 11 hereof of each change in the location of such office.

         2.4 Use of Proceeds. The Company agrees that proceeds paid to the Company from any Holder's exercise of the Warrant shall be retained as direct assets of the Company and such proceeds shall not be transferred or attributed in any way, directly or indirectly, to any insurance subsidiary of the Company.

Section 3         ADJUSTMENT OF PURCHASE PRICE.

         3.1 General; Purchase Price. The number of shares of Common Stock which the holder of this Warrant shall be entitled to receive upon each exercise hereof shall be determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this Section 3) be issuable upon such exercise, as designated by the holder hereof pursuant to Section 1 hereof, by the fraction of which (a) the numerator is $4.75, and (b) the denominator is the Purchase Price in effect on the date of such exercise. The "Purchase Price" shall initially be $4.75 per share, shall be adjusted and readjusted from time to time as provided in this Section 3 and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this Section 3.

         3.2. Issuance of Additional Shares of Common Stock. In case the Company at any time or from time to time after the date hereof shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3.3 or 3.4 hereof) without consideration or for a consideration per share less than the Purchase Price in effect immediately prior to such issue or sale, then, and in each such case, such Purchase Price shall be reduced, concurrently with such issue or sale, to a price (calculated to the nearest .001 of a cent) determined by multiplying such Purchase Price by a fraction,

                           (i) the numerator of which shall be (A) the number of
                  shares of Common Stock outstanding immediately prior to such issue or sale plus (B) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at the Purchase Price in effect immediately prior to such sale; and

                           (ii) the  denominator of which shall be the number of
                  shares of Common Stock outstanding immediately after such issue or sale, provided that, for the purposes of this Section 3.2, (A) immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to Section 3.3 or 3.4 hereof, such Additional Shares of Common Stock shall be deemed to be outstanding, and (B) treasury shares shall not be deemed to be outstanding.

         3.3. Treatment of Options and Convertible Securities. In case the Company at any time or from time to time after the date hereof shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities entitled to receive, any Options or Convertible Securities, then, and in each such case, the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and options therefor, issuable upon the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading); provided that such Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 3.5 hereof) of such shares would be less than the Purchase Price in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), as the case may be; and, provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                   (a) no further adjustment of the Purchase Price shall be made upon the subsequent issue or sale of Convertible Securities or shares of Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities, except in the case of any such Options or Convertible Securities which contain provisions requiring an adjustment, subsequent to the date of the issue or sale thereof, of the number of Additional Shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities by reason of (i) a change of control of the Company or (ii) the acquisition by any Person or group of Persons of any specified number or percentage of the Voting Securities of the Company;

                   (b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Purchase Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

                  (c) upon the expiration (or purchase by the Company and cancellation or retirement) of any such Options which shall not have been exercised or the expiration of any rights of conversion or exchange under any such Convertible Securities which (or purchase by the Company and cancellation or retirement of any such Convertible Securities the rights of conversion or exchange under which) shall not have been exercised, the Purchase Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

                   (i) in the case of Options for Common Stock or Convertible Securities, the only Additional Shares of Common Stock issued or sold were the Additional Shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange; and

                   (ii) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue, sale, grant or assumption of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have then been issued was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (pursuant to Section 3.5 hereof) upon the issue or sale of such Convertible Securities with respect to which such Options were actually exercised;

                   (d) no readjustment pursuant to subdivision (b) or (c) above shall have the effect of increasing the Purchase Price by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities; and

                  (e) in the case of any such Options which expire by their terms not more than 30 days after the date of issue, sale, grant or assumption thereof, no adjustment of the Purchase Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in subdivision (c) above.

         3.4. Treatment of Stock Dividends, Stock Splits, etc. In case the Company at any time or from time to time after the date hereof shall declare or pay any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, with respect to any adjustment of the Purchase Price pursuant to Section 3.2, Additional Shares of Common Stock shall be deemed to have been issued (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

         3.5      Computation of Consideration.  For the purposes of this
Section 3:

                    (a)  the   consideration  for  the  issue  or  sale  of  any
Additional Shares of Common Stock shall, irrespective of the accounting treatment of such consideration,

                            (i) insofar as it  consists of cash,  be computed at
                  the net amount of cash received by the Company, (without deducting any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale);

                            (ii) insofar as it consists of property (including securities) other than cash, be computed at the fair value thereof at the time of such issue or sale, as determined in good faith by the Board of Directors of the Company; and

                            (iii) in case Additional  Shares of Common Stock are
                  issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (i) and (ii) above, allocable to such

                  Additional Shares of Common Stock, all as determined in good faith by the Board of Directors of the Company.

                   (b) Additional Shares of Common Stock deemed to have been issued pursuant to Section 3.3, relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing

                           (i) the total amount, if any, received and receivable
                  by the Company as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question plus the aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration to protect against dilution) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible
                  Securities or, in the case of Options for Convertible Securities, the exercise of such options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing subdivision (a), by

                            (ii) the  maximum  number of shares of Common  Stock
                  (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (c) Additional Shares of Common Stock deemed to have been issued pursuant to Section 3.4 hereof, relating to stock dividends, stock splits, etc., shall be deemed to have been issued for no consideration, unless and only to the extent that consideration is actually paid therefor.

         3.6. Adjustments for Combinations, etc. In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Purchase Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

Section 4 RECLASSIFICATION, CONSOLIDATION, MERGER, ETC. In the case of (A) any capital reorganization, reclassification or other change of outstanding Common Stock (or Other Securities) (other than those referred to in Section 3.4 hereof and other than a change in par value), or (B) any consolidation of the Company with any other corporation or any merger of the Company into another corporation or of another corporation into the Company (other than a consolidation or merger in which the Company is the continuing or surviving corporation and which does not result in any reclassification of, or change (other than a change in par value, or as a result of a subdivision or combination to which Section 3.4 hereof is applicable) in, the outstanding Common Stock (or Other Securities)), or (C) any sale or transfer to another Person (other than by mortgage or pledge) of all or substantially all of the properties and assets of the Company, each Warrant shall from and after such event or transaction be exercisable upon the terms and conditions specified in this Warrant, for the number of shares of stock or other securities or assets to which the Holder (at the time of the transaction or event) upon exercise of this Warrant would have been entitled upon such transaction or event as if such Holder exercised this Warrant in full immediately prior to such transaction or event and in any such case, if necessary, the provisions set forth in this Section 4 with respect to the rights thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may be possible, to any shares of stock or other securities or assets thereafter deliverable on the exercise of the Warrant; provided, that any such resulting or surviving corporation or purchaser, as the case may be, in any such transaction, shall expressly assume, by delivery of a written instrument delivered to the Company and the Holder prior to consummation of the transaction in question, the obligation to deliver, upon the exercise of the Warrant, such shares, securities or property as the Holder of the Warrant or other securities received by the Holder in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provisions for the protection of the exercise rights as above provided.

Section 5         NOTICE OF CERTAIN EVENTS.

         If at any time:

         (a) the Company shall declare any dividend or distribution payable to the holders of its Common Stock (whether payable in cash, Common Stock or other consideration);

         (b) the Company shall offer for subscription or issuance pro rata to the holders of its Common Stock any additional shares of stock of any class;

         (c) there shall be any capital reorganization of the Company, any recapitalization or reclassification of the capital stock of the Company, or consolidation or merger involving the Company, or any sale or transfer of all or substantially all of the Company's assets to any other Person;

         (d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company as a whole or substantially as a whole in a single transaction or a series of related transactions; or

         (e) there shall be any other event which would or may require adjustment of at least 1% of the Purchase Price or the Warrant Shares pursuant to Section 3 or 4 hereof,

then, in any one or more of such cases, the Company shall give Holder written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights or for determining stockholders entitled to vote upon such reorganization, recapitalization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up and of the date, if determined, when any such transaction shall take place, as the case may be. If and to the extent applicable, such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such recapitalization, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such notice shall be given at least 30 days before the earliest date required to be specified therein in accordance with this subparagraph, shall describe the proposed transaction in reasonable detail and shall specify the consideration to be received by the holders of Common Stock in respect thereto and/or any adjustment which would be made to the number of Warrant Shares obtainable upon the exercise of this Warrant as a result of such transaction; provided, however, that the Company shall be obligated to give only ten 10 days prior notice with respect to the following events: (i) any event the occurrence of which would give rise to an adjustment pursuant to the provisions of Section 3 or (ii) any regularly-scheduled dividend or distribution which, individually or as a policy, has been previously publicly announced. The Company shall also furnish to each Holder all notices and materials furnished to its stockholders in connection with such transaction as and when such notices and materials are furnished to its stockholders.

Section 6         DEFINITIONS.

         As used herein, the following terms, unless the context otherwise requires, have the following respective meanings:


         6.1 The term "Additional Shares of Common Stock" shall mean all shares (including treasury shares) of Common Stock issued or sold (or, pursuant to Section 3.3 or 3.4 hereof, deemed to be issued) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than: (a) shares issued upon the exercise of this Warrant; (b) options and shares issued upon the exercise of options outstanding on the date hereof or to be granted under any Company stock option plan or stock purchase plan as in effect on the date hereof or under any other employee or director stock option or purchase plan or plans adopted or assumed after such date and which have been duly approved and adopted by a vote of the stockholders of the Company; (c) such additional number of shares as may become issuable upon the exercise of any of the securities referred to in the foregoing clauses (a) or (b), by reason of adjustments required pursuant to anti-dilution provisions applicable to such securities as in effect on the date hereof, but only if and to the extent that such adjustments are required as the result of the original issuance of the Warrants; (d) such additional number of shares as may become issuable upon the exercise of any of the securities referred to in the foregoing clauses (a), (b), or (c) by reason of adjustments required pursuant to anti-dilution provisions applicable to such securities as in effect on the date hereof, in order to reflect any subdivision or combination of Common Stock, by reclassification or otherwise, or any dividend on Common Stock payable in Common Stock.

         6.2 The term "A&E Deficiency" shall mean the amount by which the sum of losses and loss adjustment expenses actually paid by the insurance company subsidiaries of the Company in settlement of asbestos-related claims and environmental-related claims between December 31, 1998, and the date of exercise of the Warrant, plus the reserves for such losses and loss adjustment expenses as of such exercise date, exceed the reserves established by such subsidiaries for such losses and loss adjustment expenses (including reserves for losses that have been incurred but which have not been reported) as of December 31, 1998.

         6.3 The term "Aggregate Price Reduction" means the sum of all reductions from the aggregate purchase price paid in connection with all prior exercises, calculated in accordance with Section 1.5 hereof; provided that for purposes of determining this amount, such reductions for cashless exercises pursuant to Section 1.2 hereof shall be determined by multiplying the number of Warrant Shares as to which the Conversion Right is then being exercised by the Price Reduction applicable to such cashless exercise.

         6.4 The term "Business Day" means any day other than a Saturday or a Sunday or a day on which commercial banking institutions in New York City are authorized by law to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

         6.5 The term "Charter Amendment" shall have the meaning ascribed to it in the Purchase and Sale Agreement.

         6.6 The term "Common Stock" shall have the meaning ascribed to it in the introductory paragraph to this Warrant, provided that such term shall also include any other securities or rights into which or for which the Common Stock is converted or exchanged, whether pursuant to a plan of reclassification, reorganization, consolidation, merger, sale of assets, dissolution, liquidation, or otherwise.

         6.7 The term "Convertible Securities" shall mean any evidence of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

         6.8 The term "Current Market Price Per Share" shall mean, with respect to any of the Common Stock, as of any particular date of determination, the average of the daily closing prices of the Common Stock as reported in The Wall Street Journal or other reputable financial news source, for the 20 consecutive trading days immediately preceding such date.

         6.9 The term "Excess of Loss Policy" shall mean a policy of reinsurance obtained by the insurance company subsidiaries of the Company, which reinsurance policy shall limit the amount of the A&E Deficiency payable by such insurance company subsidiaries to [$10,000,000.]

         6.10 The term "Expiration Date" shall mean 5:00 p.m., Eastern Standard Time, on ________________, 2003 [insert fourth anniversary of the Closing Date under Purchase and Sale Agreement]; provided however that if on such date the Purchase Price would be subject to adjustment pursuant to Section 1.5 herein if the Warrant were then exercised, then the Expiration Date shall be extended until _________, 2004 [insert fifth anniversary of the Closing Date under the Purchase Agreement].

         6.11 The term "Options" shall mean any and all rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities.

         6.12 The term "Other Securities" shall mean any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the holders of this Warrant at any time shall be entitled to receive, or shall have received, upon the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 hereof or otherwise.

         6.13 The term "Person" shall mean an individual, corporation, partnership, limited liability company, association, trust, joint venture, unincorporated organization or any government, governmental department or agency or political subdivision thereof.

         [6.14    The term "Price Reduction" shall have the meaning ascribed to it in Section 1.5 hereof.]

         6.15 The term "Purchase and Sale Agreement" shall mean that certain Stock Purchase and Sale Agreement dated as of April 14, 1999 between the Company and Holder.

         6.16 The term "Voting Securities" shall mean stock of any class or classes (or equivalent interests), if the holders of the stock of such class or classes (or equivalent interests) are ordinarily, in the absence of contingencies, entitled to vote for the election of the directors (or persons performing similar functions) of such business entity, even though the right so to vote has been suspended by the happening of such a contingency.

         6.17 The term "Warrant" shall refer to this or any replacement Warrant covering any Warrant Shares.

         6.18 The term "Warrant Shares" shall have the meaning ascribed to it in the introductory paragraph to this Warrant, provided that such term shall include all Other Securities issuable from time to time upon exercise of this Warrant in whole or in part.

Section 7         REPLACEMENT OF WARRANTS.

         Upon surrender of this Warrant in mutilated form or receipt of evidence satisfactory to the Company of the loss, theft or destruction of this Warrant, then, the Company, at the Holder's expense, shall execute and deliver, in lieu of and in replacement of this Warrant, a Warrant identical in form to this Warrant.

Section 8         REMEDIES.

         The Company stipulates that the remedies at law of the Holder in the event of any breach or threatened breach by the Company of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a breach of any of the terms hereof or otherwise. The Company hereby irrevocably waives, to the extent that it may do so under applicable law, any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against the Company for specific performance of this Warrant by the Holder. Such remedies and all other remedies provided for in this Warrant shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which may be available under this Warrant.

Section 9 APPLICABILITY OF ARTICLE FIFTH OF CERTIFICATE OF INCORPORATION; TRANSFER.

         This Warrant and its direct and indirect owners are subject to all of the restrictions set forth in Article Fifth of the Company's Certificate of Incorporation and in Section 4.11(b) of the Purchase and Sale Agreement. Upon a transfer in accordance with this Section 9, the Company at its expense (excluding any applicable transfer taxes) shall execute and deliver, in lieu of and in replacement of this Warrant, Warrants identical in form to this Warrant and in such denominations as the transferring Holder shall request; provided that, any such transferee, by acceptance hereof, agrees to assume all of the obligations of Holder and be bound by all of the terms and provisions of this Warrant.

Section 10        NOTICES.

         Where this Warrant provides for notice of any event, such notice shall be given (unless otherwise herein expressly provided) in writing and either (i) delivered personally, (ii) sent by certified, registered or express mail or a nationally recognized express courier, postage and other applicable charges prepaid, (iii) sent by facsimile transmission, and shall be deemed given when so delivered personally, sent by facsimile transmission (confirmed in writing) or four days after being mailed. Notices shall be addressed, as follows:

         if to Holder:

                  Samstock, L.L.C.
                  Two North Riverside Plaza
                  Suite 600
                  Chicago, IL 60606
                  Attention:  Bill Pate

         if to the Company:

                  Danielson Holding Corporation
                  767 Third Avenue
                  New York, NY 10017
                  Attention:  General Counsel

provided, that the exercise of this Warrant shall be effective in the manner provided in Section 1 hereof.

Section 11        SALE OF WARRANT OR SHARES.

         Neither this Warrant nor the shares of Common Stock issuable upon exercise hereof have been registered under the Securities Act of 1933, as amended (the "Federal Act"), or under the securities laws of any state. Neither this Warrant nor such shares, when issued, may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement for this Warrant, or the shares, as the case may be, under the Federal Act, such registration or qualification as may be necessary under the securities laws of any state, an exemption from such registration or qualification requirements. The certificate or certificates evidencing all or any of the shares issued upon exercise of this Warrant shall bear the following legend:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities act and may not be sold or transferred in the absence of such registration or an exemption therefrom, or in the absence of receipt by the issuer of an opinion of counsel reasonably satisfactory to the issuer that the securities may be sold or transferred without such registration. The securities represented by this certificate are also subject to certain restrictions on transfer contained in the issuer's Certificate of Incorporation."

         This Warrant shall be registered on the books of the Company, which shall be kept by it at its principal office for that purpose and shall be transferable only on said books by the registered Holder's duly authorized attorney upon surrender of this Warrant properly endorsed, and only in compliance with the provisions of the preceding paragraph.

Section 12        NO DIVIDENDS OR VOTING RIGHTS.

         No provision of this Warrant shall be construed as conferring upon the Holder the right to receive dividends or to vote as a shareholder of the Company, or as imposing any obligation on the Holder to purchase any securities or as imposing any liabilities on such Holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

Section 13        MISCELLANEOUS.

         This Warrant shall be binding upon the Company and Holder and their legal representatives, successors and permitted assigns. In case any provision of this Warrant shall be invalid, illegal or unenforceable, or partially invalid, illegal or unenforceable, the provision shall be enforced to the extent, if any, that it may legally be enforced and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Warrant and any term hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without regard to its principles of conflicts of laws. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant may be executed in two or more counterparts, each of which shall be deemed an original, but all of which constitute one and the same instrument.

Section 14 JUDICIAL PROCEEDINGS; WAIVER OF JURY TRIAL. Any judicial proceeding brought against the Company with respect to this Warrant may be brought in any state or federal court of competent jurisdiction in the State of Delaware and, by execution and delivery of this Agreement, the Company (a) accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Warrant, subject to any rights of appeal, and (b) irrevocably waives any objection the Company may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. THE COMPANY HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY, OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTION WITH THIS WARRANT OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

         IN WITNESS WHEREOF, the Company and the Holder have caused this Warrant to be executed as an instrument under seal by a duly authorized officer and, in the case of the Company, attested by its Secretary or Assistant Secretary.

Dated as of _______________, 1999


(Corporate Seal)

                                            DANIELSON HOLDING CORPORATION
Attest:


_______________________                     By:
                                               ___________________________
Secretary/Assistant Secretary                   Name:
                                                Title:

                                    EXHIBIT A


                              FORM OF SUBSCRIPTION

                   (To be signed only on exercise of Warrant)


TO:      DANIELSON HOLDING CORPORATION

         The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to receive thereunder, shares of Common Stock of DANIELSON HOLDING CORPORATION (the "Company"), and herewith makes payment of $_________ therefor, and requests that the certificates (or escrow receipts therefor, in lieu thereof, if applicable) for such shares be issued in the name of _________________________, and delivered to
_________________________ whose address is____________________________.


Dated:


_____________________________
                                   (Signature must conform in all respects to name of Holder as specified on the face of the Warrant)


                                   ___________________________________
                                    (Address)


_____________________

*Insert here the number of shares of Common Stock to which the Warrant is being exercised (including partial exercise), and in any event without making any adjustment for Additional Shares of Common Stock or any other stock or Other Securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. In the case of partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the Warrant, to the holder of the surrendering Warrant.

                                    EXHIBIT B


                          FORM OF NOTICE OF CONVERSION


                   (To be executed upon conversion of Warrant)


         The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant delivered herewith, in accordance with Section 1.2 of the Warrant, to convert the Warrant represented thereby into ___ shares of Common Stock in accordance with the terms hereof. The undersigned requests that a certificate (or escrow receipts therefor, in lieu thereof, if applicable) for such shares of Common Stock be registered in the name of ___________________________ whose address is _____________________________ and that such certificate be delivered to _______________________ whose address is ___________________. If said number of shares of Common Stock is less than all of the Warrant Shares obtainable hereunder, the undersigned requests that a new Warrant representing the remaining balance of the Warrant Shares be registered in the name of ___________________________ whose address is
______________________________   and  that  such   Warrant   be   delivered   to
____________________________ whose address is ____________________________.


Signature:


_________________________________________________
(Signature must conform in all respects to name of Holder as specified on the face of the Warrant.)




Date:_____________